UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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☑ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

Steven Madden, Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

March 18, 2020

DEAR STOCKHOLDERS,

As I write this, the spread of COVID-19 is having a devastating impact on communities across the globe. My heart goes out to all those who have been impacted, and our top priority at Steve Madden is doing our part to protect the health and well-being of our employees, customers and the broader community while also ensuring the long-term viability of our business. This letter accompanies our 2019 Annual Report, so it will look back at last year’s achievements, but rest assured that 100% of our focus is now on supporting our people and communities and protecting our business during this challenging time.

2019 SUMMARY

2019 was a strong year for Steve Madden. We delivered robust financial results, with revenue increasing 6.5% to over $1.7 billion and adjusted diluted EPS rising 6.2% to $1.95 despite significant headwinds from the bankruptcy of Payless ShoeSource and the tariffs implemented on accessories, footwear and apparel from China. We also made progress on a number of key initiatives, which I will outline below.

STRENGTHENING OUR CORE BUSINESS

The highlight of 2019 was the outstanding performance of our flagship Steve Madden brand. Once again, Steve and his design team created trend-right product assortments that resonated with consumers and enabled us to outpace the competition and take market share. On the wholesale side, our core Steve Madden Women’s U.S. footwear business had another strong year, growing revenue by 7% despite the challenging overall performance of many of its largest wholesale customers. Our Steve Madden U.S. wholesale handbag business grew even faster despite operating in an even more challenging category, recording 28% growth in revenue for the year, our third consecutive double-digit annual increase in that division.

GROWING OUR RETAIL BUSINESS THROUGH DIGITAL COMMERCE

In our retail segment, we delivered a 6.1% overall comparable store sales increase for the year, powered by a 60% sales increase on stevemadden.com. We saw the benefits of a number of the initiatives we implemented in 2018 – including the introduction of free two-day shipping, the migration to the Shopify Plus platform and the addition of the AfterPay payment option – and we built on that with new initiatives in 2019, including enhanced paid social advertising and influencer collaborations.

EXPANDING STEVE MADDEN IN INTERNATIONAL MARKETS

One of our most important long-term growth initiatives is expanding our business – particularly our Steve Madden brand – outside of the United States, and in 2019, our flagship brand continued to build momentum in international markets. Steve Madden brand international revenue increased high single-digits on a percentage basis for the year. The highlight was the performance in our European joint venture, which again expanded with both existing and new wholesale accounts. In addition, in September, we formed a new joint venture in China with Channelink, a partner with strong capabilities both online and offline.

MAKING STRATEGIC ACQUISITIONS

We also completed two acquisitions that provide the Company with meaningful growth opportunities going forward.

On August 12, we announced that we had acquired GREATS, a Brooklyn-based, digitally native sneaker brand. Founded in 2014, GREATS has attracted a devoted following, particularly among Millennials, based on stylish, classic designs that fit today’s more casual lifestyle along with unique marketing that connects the brand to culture. We see GREATS as highly complementary to the other brands in our portfolio and are optimistic that we can grow this business significantly in the coming years with an enhanced product assortment and expanded distribution.

On August 13, we announced we had acquired BB Dakota, a California–based contemporary women’s apparel company. We have been following BB Dakota for many years, as we have long thought that the BB Dakota brand and product assortments were aligned with the spirt of the Steve Madden brand and that BB Dakota would make an ideal apparel partner for us, so we were thrilled when the opportunity arose to acquire it. Beginning Fall 2020, we are transitioning the majority of the BB Dakota offering to become a co-branded BB Dakota Steve Madden line, and we see significant opportunity for the BB Dakota Steve Madden collection in BB Dakota’s existing distribution as well as new distribution both domestically and abroad.

RETURNING CAPITAL TO SHAREHOLDERS

In 2019, we continued to utilize our strong balance sheet and healthy free cash flow to return capital to shareholders. We bought back just over 2.9 million shares, or approximately 4% of the Company, for $101.8 million. We also raised the quarterly dividend by 7% and paid a total of $48 million in dividends to our shareholders in 2019. Since 2013, we have returned more than $865 million to our shareholders in the form of share repurchases and dividends.

BUILDING A FOUNDATION FOR CORPORATE SOCIAL RESPONSIBILITY

At Steve Madden, we believe that how we do business is just as important as how well we do. In 2019, we took a number of significant steps to formalize and enhance our corporate social responsibility (“CSR”) efforts as well as to increase the transparency and disclosure about those activities. We established a dedicated CSR team and a CSR committee of the Board of Directors. We also implemented initiatives throughout our business to protect human rights, limit environmental impact, promote diversity and inclusion, and engage with our communities. You will be able to learn about these initiatives in our first CSR Report, which we plan to publish in the coming months.

LOOKING FORWARD

Overall, 2019 was a very good year for Steve Madden. Now, however, we face extraordinary challenges due to the COVID-19 pandemic. As we move forward, our focus will be on protecting the safety of our employees, customers and the broader community, as well as mitigating the financial impact to our business while preserving the strength of our brands.  We are heartened by the strength of our balance sheet – which had $305 million in cash and marketable securities and no debt as of December 31, 2019 – and the resilience of our employees, who continue to amaze me with their hard work and dedication.

Now more than ever, we want to thank our employees for their tireless devotion, our customers for their loyalty, and you, our shareholders, for your support.

Sincerely,

EDWARD ROSENFELD

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2020

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company”) will be held on Friday, May 22, 2020, at the Company’s showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York at 10:00 a.m, local time, for the purposes stated below:

1.	to elect nine (9) directors to the Board of Directors of the Company;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	to approve, on a non-binding advisory basis, the compensation of certain executive officers as disclosed in the accompanying proxy statement; and
4.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only those stockholders of record at the close of business on March 30, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Stockholders of record at the close of business on March 30, 2020, will be admitted to the Annual Meeting upon presentation of valid, government-issued photo identification, such as a driver’s license. Stockholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of valid, government-issued photo identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you own shares of the Company’s common stock beneficially and want to vote in person at the Annual Meeting, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2020: THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, ANNUAL REPORT, ELECTRONIC PROXY CARD AND ANY OTHER MATERIALS CONCERNING THE ANNUAL MEETING, TOGETHER WITH ANY AMENDMENTS TO ANY OF THESE MATERIALS, ARE AVAILABLE ON THE INTERNET AT WWW.PROXYVOTE.COM.

BY ORDER OF THE BOARD OF DIRECTORS
April 6, 2020
Long Island City, New York
Arvind Dharia
Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD.

TABLE OF CONTENTS

GENERAL INFORMATION	1

Notice of Internet Availability of Proxy Materials	2

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL ONE: ELECTION OF DIRECTORS	6

Stockholder Nominations for Board Membership	6
Directors and Nominees for Election to the Board of Directors	6

CORPORATE GOVERNANCE	12
The Board of Directors	12
Director Independence	12
Director Attendance at Meetings	12
Director Election (Majority Voting) Policy	12
Committees of the Board	13
Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board	16
Codes of Business Conduct and Ethics	18
Corporate Governance Guidelines	18
Stock Ownership Guidelines	18
Prohibition on Hedging and Pledging of Our Common Stock	19
Corporate Social Responsibility Policy	19
Certain Relationships and Related Party Transactions	19
Review, Approval or Ratification of Transactions with Related Persons	20

COMPENSATION OF DIRECTORS IN THE 2019 FISCAL YEAR	21

STOCK OWNERSHIP	22
Security Ownership of Certain Beneficial Owners	22
Security Ownership of Directors and Executive Officers	23

EXECUTIVE COMPENSATION	24
Compensation Discussion and Analysis	24
Compensation Committee Interlocks and Insider Participation	34
Executive Officers	34

SUMMARY COMPENSATION TABLE	35
Employment Arrangements	37

GRANTS OF PLAN-BASED AWARDS IN THE 2019 FISCAL YEAR	41

OUTSTANDING EQUITY AWARDS AT END OF THE 2019 FISCAL YEAR	44

OPTION EXERCISES AND STOCK VESTED IN THE 2019 FISCAL YEAR	46

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	46

EQUITY COMPENSATION PLAN INFORMATION	47

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	48

COMPENSATION COMMITTEE REPORT	50

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	51

AUDIT COMMITTEE REPORT	53

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	54
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STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Steven Madden, Ltd. requests your proxy in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at our showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York, on Friday, May 22, 2020 at 10:00 a.m., local time. Proxies also may be voted at any adjournments or postponements of the Annual Meeting.

On or about April 6, 2020 a notice containing instructions on how to access this Proxy Statement, the accompanying proxy card and related materials online is being mailed to holders of record of our common stock, $0.0001 par value (the “Common Stock”), at the close of business on March 30, 2020 (the “Record Date”). Our Annual Report for the fiscal year ended December 31, 2019 (the “2019 Fiscal Year”), including audited financial statements, is included in the materials that are accessible online. This Proxy Statement contains information about the Annual Meeting as well as information regarding the voting process, director elections, our corporate governance programs and executive and director compensation, among other things. We recommend that you read all of these materials.

The Annual Meeting has been called to consider and take action on the following proposals:

•	to elect nine (9) directors to our Board of Directors to serve until the next annual meeting of our stockholders and until his or her successor is elected and qualified;
•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
•	to approve, on a non-binding advisory basis, the compensation of certain executive officers as disclosed in this Proxy Statement; and
•	to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters or for other nominees for director in accordance with their best judgment. Our Board of Directors recommends that the stockholders vote “FOR” each of Proposals One, Two and Three. Only holders of record of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

We are incorporated in the State of Delaware. Our principal executive offices are located at 52-16 Barnett Avenue, Long Island City, New York 11104, and our telephone number is (718) 446-1800.

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Notice of Internet Availability of Proxy Materials

We continue to take advantage of the Securities and Exchange Commission (the “SEC”) “e-proxy” rules allowing us to furnish proxy materials through the Internet for the benefit and convenience of our stockholders. By using the e-proxy rules, we can expedite the receipt by stockholders of proxy materials while lowering the costs and reducing the environmental impact associated with our Annual Meeting. On or about April 6, 2020, we will furnish a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials will be found on the Availability Notice. If you received an Availability Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Availability Notice.

For more information on voting your Common Stock, please refer to the following “Questions and Answers” section.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.            What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy is the delegation of your right to vote the Common Stock you own to another person, who is called your proxy. When you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. SEC regulations require that we furnish a proxy statement to you when we ask you to designate a proxy to vote your shares of Common Stock on your behalf. We have designated our officers Edward R. Rosenfeld and Arvind Dharia as proxies for the Annual Meeting.

2.            Who may vote at the Annual Meeting?

Only stockholders of record are entitled to vote at the Annual Meeting. A stockholder of record is a stockholder of our Company as of the close of business on the Record Date. On the Record Date, there were
83,169,060 shares of our Common Stock outstanding (excluding treasury shares) held by approximately 169 registered holders of record and 17,700 beneficial owners.

3.            What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, you are a “stockholder of record” with respect to those shares, and in such case, we have provided this Proxy Statement and the accompanying proxy materials directly to you. If your shares are held in a stock brokerage account or by a bank or nominee, your shares are held in “street name” and you are considered the “beneficial owner” of those shares. In that case, your broker, bank or other stockholder of record has provided this Proxy Statement and the accompanying proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other stockholder of record how to vote your shares held in “street name.”

4.            What is considered a quorum to conduct the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the purpose of transacting business at the Annual Meeting. Under Delaware law, abstentions and broker non-votes as described below are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

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5.            What is a “broker non-vote”?

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is the record holder; however, the broker, bank or other nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, it may, if permitted by the organizations of which it is a member, exercise discretionary voting power to vote your shares. A “broker non-vote” occurs when a broker, bank or other nominee of record holding shares for a beneficial owner has not received voting instructions from the beneficial owner and either chooses not to vote the shares on a particular proposal as to which the holder has discretionary voting power or does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item. Broker non-votes are considered present in determining whether a quorum is present.

If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares, because your broker, bank or other nominee cannot vote your shares with respect to certain of the proposals being presented at the Annual Meeting without voting instructions from you.

6.            How many votes do I have? What shares are included on the proxy card?

For each share of Common Stock that you own on the Record Date you are entitled to one vote on each matter presented at the Annual Meeting.

If you are a record holder, you will receive an Availability Notice or proxy card for all of the shares of Common Stock you hold in certificate form, in book-entry form and in any Company benefit plan. If you are a beneficial owner, you will receive information containing voting instructions from the broker, bank or other nominee through which you own your shares of Common Stock.

7.	How many votes are required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal One (Election of Directors): Under Delaware law, directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy discussed in Proposal One below. Although the number of directors constituting our Board of Directors is fixed at ten, our Nominating Corporate Governance Committee has nominated only nine of the current directors to stand for election. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Proposal Two (Ratification of Appointment of Ernst & Young LLP): The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal Three (Non-Binding Advisory Vote on Executive Compensation): The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement.

Other Matters: If any other matters are presented at the Annual Meeting, they must receive the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be approved.

Abstentions will have no effect on the election of directors, but will be treated as present and entitled to vote on the remaining proposals. Therefore, abstentions will have the effect of votes “AGAINST” such proposals.

If you do not provide your broker, bank or other nominee with instructions on how to vote your shares held in “street name,” your broker, bank or other nominee will not be permitted to vote your shares on non-routine matters, and your shares will not affect the outcome of proposals concerning non-routine matters. Proposal Two is considered a routine matter under applicable rules. Proposals One and Three are considered “non-routine” matters, which means that your broker or other nominee does not have discretion to vote your shares with respect to those proposals without voting instructions from you. If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares to your broker, bank or other nominee.

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8.            How can I vote my shares?

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to authorize your proxy in advance. You may vote your shares by authorizing a proxy over the Internet or by telephone. In addition, if you received a paper copy of the proxy materials by mail, you can submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

If you are the record holder of your shares, please authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number listed below and on the proxy card. Please have your Proxy Statement or proxy card in hand when going online or calling. If you authorize your proxy via the Internet or by phone you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card and then date, sign and return it in the postage-paid envelope provided.

VOTE BY INTERNET http://www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.

VOTE BY MAIL
Vote Processing, c/o Broadridge
51 Mercedes Way
Edgewood, New York 11717

If you receive paper proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to the address shown above.

If you hold your shares beneficially in “street name” through a broker or nominee, you may be able to authorize your proxy by telephone or the Internet as well as by mail, but you will need to obtain and follow instructions from your broker or nominee to vote these shares.

9.            May I revoke my proxy for the Annual Meeting once I have given it?

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);
•	voting by ballot at the Annual Meeting; or
•	sending a written notice of revocation to the Secretary of the Company at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

10.          How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the nine (9) director nominees;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•	“FOR” the approval, on a non-binding advisory basis, of the executive compensation of our Named Executive Officers, as disclosed in this Proxy Statement.
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ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF PROPOSALS ONE, TWO, AND THREE. IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AS NOTED ABOVE, IF YOU HOLD YOUR SHARES BENEFICIALLY THROUGH A BROKER, BANK OR OTHER NOMINEE AND FAIL TO PROVIDE SPECIFIC VOTING INSTRUCTIONS TO THAT BROKER, BANK OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED IN THE ELECTION OF DIRECTORS OR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

11.          Who will bear the expenses of this solicitation and how are proxies being solicited?

We will pay the costs of soliciting proxies, including preparing, printing and mailing this Proxy Statement, any exhibits hereto and the proxies solicited hereby. In addition to the use of the mails, proxies may be solicited on our behalf by our officers, directors and employees, without additional remuneration, by personal interviews, by telephone or by electronic transmission. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and will provide reimbursements for the cost of forwarding the material in accordance with customary charges. We have entered into an agreement with D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support. The total expense of this engagement, which will be borne by us, including customary disbursements, is not expected to exceed $20,000 in the aggregate.

12.          How will the voting results be reported?

The preliminary results of the voting on the proposals will be reported at the Annual Meeting. The final certified results will be reported in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting.

13.          How do I submit a proposal for action at the Company’s 2021 Annual Meeting of Stockholders?

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by us in connection with the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) must do so no later than December 7, 2020. In addition, in accordance with Article I, Section 7(f) of our Amended and Restated By-Laws (the “By-Laws”), in order to be properly brought before the 2021 Annual Meeting, a matter must be either (i) specified in the notice of such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) specified in a notice in proper written form given by a stockholder of record on the date of the giving of the notice and on the record date for such meeting, which notice conforms to the requirements of Article I, Section 7(f) of the By-Laws and is delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2020 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2021 Annual Meeting must be received no later than January 23, 2021 and no earlier than December 24, 2020. In addition, for business to be properly brought before the 2021 Annual Meeting by a stockholder pursuant to the foregoing clause (iii), such stockholder shall have complied with any other applicable requirements, including, but not limited to, the requirements of Rule 14a-8 promulgated by the SEC.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Our By-Laws provide that our Board of Directors shall consist of a minimum of one director and that, subject to this limitation, the number of directors may be fixed from time to time by action of the directors. The Board of Directors has fixed the number of directors comprising the Board of Directors at ten members. Directors are elected to serve until the next annual meeting of stockholders, and the term of each of the current directors will expire at the Annual Meeting.

Stockholder Nominations for Board Membership

The Nominating/Corporate Governance Committee of the Board of Directors recommends to the Board director candidates for nomination and election at each annual meeting of stockholders or for appointment to fill vacancies on the Board. The Nominating/Corporate Governance Committee will review and evaluate the qualifications of proposed director candidates recommended to it from various sources, including candidates proposed by our stockholders in accordance with the procedures established for that purpose. In accordance with Article II, Section 5 of the By-Laws, director nominations for the 2021 Annual Meeting can only be made by a stockholder of our Company who (i) is a stockholder of record on the date of the giving of the notice of such director nominations and on the record date for the determination of stockholders entitled to vote at the 2021 Annual Meeting and (ii) complies with the notice requirements and procedures set forth in Article II, Section 5 of the By-Laws. A stockholder’s notice to the Secretary of the Company with respect to any such nominations must be timely and in proper written form pursuant to Article II, Section 5 of the By-Laws, including containing certain information concerning the nominating or proposing stockholder and certain information concerning the nominee. The notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2020 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to Article II, Section 5 of our By-Laws in connection with the 2021 Annual Meeting must be received no later than January 23, 2021 and no earlier than December 24, 2020. A copy of our By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth above.

Directors and Nominees for Election to the Board of Directors

Upon recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated and is recommending to the stockholders the election of each of the nine nominees named below to serve as a director of our Company until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office. All of the nominees except for Mr. Ferrara were elected directors at last year’s Annual Meeting of Stockholders. Mr. Ferrara was appointed by the Board to serve as a director in July 2019, when the number of directors was expanded to ten. All nominees have agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected. Richard Randall, who is a current director, is retiring as a director effective on the date of the 2020 Annual Meeting and, therefore, was not nominated for election to the Board. Even though the number of directors constituting our Board of Directors is fixed at ten, proxies cannot be voted for a greater number of persons than the number of nominees named.

The names and biographical summaries of our directors, including the nine persons who have been recommended by the Nominating/ Corporate Governance Committee of the Board of Directors and nominated by the Board of Directors to stand for election at the Annual Meeting, are provided below for your information.

Our Board of Directors is responsible for overseeing our business in a manner consistent with the Board’s fiduciary duty to our stockholders. This significant responsibility requires that our directors consist of individuals who are well-qualified for service on our Board and its committees and demonstrate a commitment to the success of our Company and to service in the best interests of our stockholders.

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The following matrix identifies the relevant skills, experience and qualifications of our directors, which include the nine director nominees. The skills and experience identified below are reviewed by the Nominating/Corporate Governance Committee, in addition to other qualifications, and nominees are selected with a view to establishing a Board of Directors that consists of individuals who have extensive business leadership experience, are independent, bring diverse perspectives to the Board, and possess high ethical standards, sound business judgment and acumen, and a willingness to devote the time necessary for the Board to effectively fulfill its responsibilities. We believe that all of the director nominees possess these qualifications and provide the Board with a full complement of knowledge, business skills and expertise for the effective management of our Company.

In addition to these general qualifications, provided below for each nominee for director is a discussion of the experience, qualifications, attributes and skills that led to the Board’s conclusion that the nominee should serve as a director.

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Name	Principal Occupation	Age	Year Became a Director

Edward R. Rosenfeld	Chairman of the Board and Chief Executive Officer, Steven Madden, Ltd.	44	2008

Al Ferrara	Retired National Director of the Retail and Consumer Products Division of BDO USA, LLP, a major international accounting firm	69	2019

Mitchell S. Klipper	Retired Chief Executive Officer of Barnes & Noble, Inc.’s Retail Group, the largest retail bookseller in the United States	62	2018

Rose Peabody Lynch	Owner of Marketing Strategies, LLC, New York based consulting firm of which she is founder and President, which focuses on strategic marketing and operating issues for small to medium-sized companies	70	2014

Peter Migliorini	Sales Manager, Greschlers, Inc., a building supplies company	71	1996

Richard P. Randall*	Retired Executive Vice President and Chief Financial Officer, Direct Holdings Worldwide, LLC, the parent company of Lillian Vernon Corp., a catalog and online retailer of gifts and household goods, and Time-Life, a music and video marketing company	82	2006

Ravi Sachdev	Partner, Clayton Dubilier & Rice, LLC	43	2008

Thomas H. Schwartz	Owner, Sumner and Forge Investors LLC, a real estate investment and property management company	72	2004

Robert G. Smith	Founder and Chief Executive Officer of Phluid Project, part retail concept and part experimental platform, completely gender neutral, with a website to offer products and programs worldwide	54	2014

Amelia Newton Varela	President, Steven Madden, Ltd.	48	2016

*            Mr. Randall is not a nominee for election at the Annual Meeting.

Additional Information About the Directors

Other Public Company Directorships

Four of our directors also currently serve as directors of other public companies:

•	Mr. Rosenfeld is a director and member of the Audit & Risk Management Committee of PVH Corp., one of the world’s largest apparel companies.
•	Mr. Sachdev is a director and member of the Strategy Committee and Compensation Committees of Covetrus, Inc., a global animal-health technology and services company.
•	Ms. Lynch is a director and member of both the Pension Committee and Nominating Committee of General American Investors Company, Inc., a closed-end fund that manages a global portfolio of investments consisting mainly of U.S. and foreign securities.
•	Mr. Randall serves as a director and member of the Audit Committee, Corporate Governance and Nominating Committee, and Strategic Planning and Risk Assessment Committees of P&F Industries Inc., a manufacturer and importer of tools sold principally to the industrial, retail and automotive markets.
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Other Employment Information

Each of our directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, with the exceptions of Mr. Smith and Mr. Sachdev. Prior to founding Phluid Project in 2018, for which he currently serves as Chief Executive Officer, from 2013 to 2017, Mr. Smith was the Chief Merchandising Officer for Haddad Brands, a global children’s apparel and accessories licensing partner for iconic brands such as Levi’s, Hurley, Nike, Jordan and Converse. Prior thereto, from 2010 to 2012, Mr. Smith served as Executive Vice President, Merchandising for Limited Brands, at Victoria’s Secret Direct, the largest direct-to-consumer women’s apparel retailer in the United States. Mr. Sachdev has been a partner of Clayton Dubilier & Rice, LLC since 2015. Previously, from November 2010, he served as a Managing Director and Co-Head of Healthcare Services at J.P. Morgan.

Specific Qualifications, Attributes, Skills and Experience of Directors

Edward R. Rosenfeld has served as our Chairman of the Board and Chief Executive Officer since August 2008 and has been a director of our Company since February 2008. Mr. Rosenfeld, who joined our executive management team in May 2005, has more than two decades of experience focused on the retail, apparel and footwear industries and possesses particular knowledge of and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. His background in finance and his analytical skills gained through his years as a Vice President with Peter J. Solomon Company, an investment banking boutique, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries, provide the Board with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld has strong leadership skills and an in-depth understanding of our Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer. Mr. Rosenfeld serves as a director and member of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies.

Al Ferrara has served as a director of our Company and as a member of the Audit Committee since July 2019. He is a certified public accountant having retired from his position as a partner with BDO USA, LLP, a major international accounting firm, in August 2016 after 25 years with the firm, most recently serving as National Director of the Retail & Consumer Products Division. Mr. Ferrara also served as a director on the firm’s Board of Directors from 2003 through 2010 and was also a director and BDO representative on the Board of Directors of BDO Capital Advisors, LLC from 2000 to 2015. Mr. Ferrara served as a member of the Board of Directors of Barnes & Noble, Inc., the nation’s largest retail bookseller, from 2016 until its sale in August 2019 and also served on its Audit Committee and Compensation Committee. Mr. Ferrara’s decades of relevant experience as a certified public accountant, the director of retail practice at a major international accounting firm, and as a member of the audit committee of a public company enhance the financial oversight capabilities of our Board and its Audit Committee.

Mitchell S. Klipper has served as a director of our Company since April 2018, as a member of the Audit Committee since June 2018 and as a member of the Corporate Social Responsibility Committee since August 2019. Mr. Klipper served as the Chief Executive Officer of the Retail Group of Barnes & Noble, Inc., the nation’s largest retail bookseller, from March 2010 to May 2015. Mr. Klipper began his career at Barnes & Noble as Chief Financial Officer of B&N College in June 1986. He subsequently held several executive positions at Barnes & Noble, Inc., including Executive Vice President, President of Barnes & Noble Development and Chief Operating Officer. Prior to joining Barnes & Noble, Inc., Mr. Klipper was an Audit Manager with KMG Main Hurdman, a certified public accounting firm and predecessor to KPMG. He also served on the advisory board of Modell’s Sporting Goods from 2006 through 2018. Mr. Klipper’s decades of relevant experience in retail management, general business and accounting enhance the leadership and oversight capabilities of our Board.

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Rose Peabody Lynch has served as a director of our Company since April 2014, as a member of the Compensation Committee since June 2014, and as a member of the Corporate Social Responsibility Committee since August 2019. Ms. Lynch formerly served on the Audit Committee from June 2014 to July 2019, when she became a member of the Corporate Social Responsibility Committee. She possesses over 30 years of business experience, including tenures as the President and in other senior executive officer positions of major companies in the beauty and fashion industries, and has extensive executive level financial and operating experience. Her experience serving as a director and as a senior executive for a range of companies, including Victoria’s Secret, Trowbridge Gallery (a supplier of fine art to the interior design trade) and Danskin, Inc., a leading manufacturer of women’s dance and active wear, enhances the Board’s leadership and oversight capabilities. Ms. Lynch has served on several boards, including The Harmony Group-LeRoi Princeton (a manufacturer of children’s apparel), Salant Corporation (Perry Ellis Menswear) and Frederick’s of Hollywood (a retailer of women’s apparel and lingerie). Currently, Ms. Lynch serves on the board of General American Investors Company, Inc. (NYSE: GAM), and on both its Pension Committee and Nominating Committee. She was a member of the Audit Committee and Nominating and Governance Committees during her tenure at Salant and chaired the Compensation Committee during her tenure on the board of Frederick’s of Hollywood. In addition, Ms. Lynch has held leadership positions with a variety of not-for-profit organizations. She currently serves on the Board of Directors of the Princeton University Varsity Club and is President of her Princeton University class. She also serves on the Board of Trustees of Concord Academy in Concord, Massachusetts. Ms. Lynch is a member of the Women and Foreign Policy Advisory Council at the Council on Foreign Relations.

Peter Migliorini has served as a director of our Company since October 1996 and has served on the Nominating/Corporate Governance Committee, as its Chair, since July 2004 and the Compensation Committee, as its Chair, since July 2004. Mr. Migliorini formerly served on the Audit Committee, from October 1996 until June 2018. Mr. Migliorini is the Presiding Director over all executive sessions of the independent directors. Mr. Migliorini possesses extensive executive level financial, sales and operations experience. Prior to serving as sales manager for Greschlers, Inc., from 1987 to 1994, Mr. Migliorini served as Director of Operations for Mackroyce Group, a construction company. Earlier, Mr. Migliorini held various positions of increasing responsibility from Assistant Buyer to Chief Planner/Coordinator for several shoe companies, including Meldisco Shoes, Perry Shoes and Fasco Shoes. His numerous years of business experience at various levels and in various industries provide the Board with a measure of practical orientation regarding our operations and growth endeavors. Mr. Migliorini’s early experience in the shoe industry also provides relevant knowledge and expertise in our specific industry.

Richard P. Randall has served as a director of our Company since April 2006 and has served on the Company’s Audit Committee, as its Chair, since 2006, and on the Nominating/Corporate Governance Committee since September 2008. Mr. Randall has decades of business experience, including tenures as Chief Financial Officer and Chief Operating Officer of both publicly traded and privately held companies in the retail industry, including Direct Holdings Worldwide, LLC, the parent company of Lillian Vernon Corp. and Time-Life, a music and video marketing company, and, prior thereto, Coach, Inc., a luxury leather goods company. Mr. Randall possesses extensive knowledge of accounting and finance, the retail industry and the issues impacting a publicly traded company. Mr. Randall has extensive executive level experience establishing his capabilities in management of complex organizations and is a certified public accountant. His expertise in finance qualifies him to serve as the Audit Committee “audit committee financial expert” and his service on the boards and board committees of other companies has allowed him to gain broad-based experience and sensitivity regarding best practices, which he shares with the Board. Mr. Randall also provides a perspective on proper governance for public companies. He currently serves as a member of the board of directors and Audit Committee, Corporate Governance and Nominating Committee and Strategic Planning and Risk Assessment Committee of P&F Industries, Inc. (NASDAQ: PFIN), a manufacturer and importer of tools sold principally to the industrial, retail and automotive markets and, until December 31, 2014, served as a member of the board of directors and chair of the Audit and Risk Committee of Aceto Corporation, a generic pharmaceutical, nutraceutical and chemical distribution company. Mr. Randall is a former director and member of the Executive, Finance, Audit and Research Committees of The Burke Rehabilitation Hospital (“Burke”). He served as a Member Emeritus of Burke’s Executive Committee and retains a board seat on The Burke Foundation’s board. Mr. Randall served as a director and chair of the Audit Committee of Universal Travel Group, a travel services provider in the People’s Republic of China, and of Home Systems Group, a manufacturer and distributor of household appliances in the People’s Republic of China, from 2007 until 2008 when he resigned from these boards. Mr. Randall’s term as a member of our board of directors will end at the Annual Meeting, and we thank him for his distinguished service.

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Ravi Sachdev has been a director of our Company since September 2008 and has served on the Audit Committee since September 2008 and on the Nominating Corporate Governance Committee since August 2019. As a Partner of the private equity firm Clayton Dubilier & Rice, LLC since June 2015, Mr. Sachdev focuses on the healthcare sector. Earlier, Mr. Sachdev was a Managing Director and Co-Head of Healthcare Services at J.P. Morgan from November 2010 and prior to that held the positions of Managing Director at Deutsche Bank Securities, Inc. from January 2009 until November 2010 and Director at Deutsche Bank from January 2007 until January 2009. Prior to joining Deutsche Bank in 2006 as a Vice President, Mr. Sachdev served as a Vice President at Peter J. Solomon Company, an investment banking boutique, specializing in mergers and acquisitions in the healthcare sector, from 1998 to 2006. Mr. Sachdev possesses knowledge of finance and the financial analytics used to measure business performance. His 20 years of professional experience in investment banking and private equity brings to the Board a thorough understanding of the financial issues affecting public companies and greater insights in business valuation together with a practical orientation with respect to acquisitions and integrations. Mr. Sachdev also serves on the Board of Directors and the Strategy Committee and Compensation Committee of Covetrus, Inc. (NASDAQ GS: CVET), a global animal-health technology and services company, and the Board of Directors of Agilon Health, Inc., a technology-enabled services platform for the physicians market, and naviHealth, Inc., a technology-enabled services provider in the value-based care sector.

Thomas H. Schwartz has served as a director of our Company since May 2004 and has served on the Compensation Committee since July 2004. With more than twenty years of experience as a Managing Director of Helmsley-Spear, Inc. and twelve years as the owner of his own real estate investment firm, Mr. Schwartz brings to the Board extensive executive level experience in handling operations issues and practical expertise in management.

Robert G. Smith has served as a director of our Company since April 2014 and has served on the Compensation Committee since June 2014 and on the Corporate Social Responsibility Committee, as its Chair, since August 2019. Mr. Smith formerly served on the Nominating/Corporate Governance Committee from June 2014 to July 2019, when he became a member of the Corporate Social Responsibility Committee. Mr. Smith is the Chief Executive Officer of Phluid Project, a part retail concept, part experiential platform, completely gender neutral, which he founded in 2018. Prior to Phluid Project and his former positions with Haddad Brands and Victoria’s Secret Direct, Mr. Smith held various senior merchandising positions at Macy’s Inc. between 1998 and 2010, beginning with Vice President, Merchandise Manager, Macy’s West and culminating with Executive Vice President, Merchandising for Juniors, Kids, Intimate Apparel, Dresses, Suits, Coats and Swimwear. Earlier, Mr. Smith was a Merchandiser for XOXO Apparel Company and held various positions with Burdine’s Department Stores. Mr. Smith possesses nearly 30 years of business experience in the fashion industry and has extensive executive level expertise in merchandising. His experience in this area further enhances the Board’s depth of understanding of the industry.

Amelia Newton Varela has been President of our Company since September 2015 and has served as a director since 2016. Prior to this tenure, Ms. Varela was Executive Vice President of Wholesale of our Company since April 2008 and Executive Vice President of Wholesale Footwear of our Company from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Ms. Varela began her career with our Company in 1998 in the role of Account Executive for Steve Madden Women’s Wholesale Division. She graduated from The Fashion Institute of Technology in 1995.

Required Vote

Proxies will be voted for the election of the nine nominees as directors of our Company unless otherwise specified in the proxy. A plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be necessary to elect the nominees as directors. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors subject to our Director Election (Majority Voting) Policy, which is described below. If, for any reason, any nominee is unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the accompanying proxy. Abstentions will be counted separately and used for purposes of calculating whether a quorum is present at the Annual Meeting, but will have no effect on the outcome of the vote.

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Director Election (Majority Voting) Policy

It is our policy that any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his or her election must promptly submit a letter offering his or her resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote. In such event, the Nominating/Corporate Governance Committee would then consider the offer of resignation and make a recommendation to the Board of Directors as to whether or not the resignation should be accepted. This policy does not apply in contested elections. For more information about this policy, see “Corporate Governance – Director Election (Majority Voting) Policy” below.

Recommendation of the Board of Directors

The Nominating/Corporate Governance Committee of the Board and the entire Board of Directors unanimously recommend a vote “FOR” the election of Ms. Rose Peabody Lynch, Ms. Amelia Newton Varela and Messrs. Edward R. Rosenfeld, Al Ferrara, Mitchell S. Klipper, Peter Migliorini, Ravi Sachdev, Thomas H. Schwartz and Robert G. Smith.

CORPORATE GOVERNANCE

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by our stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and the various committees of the Board on which they sit. They also communicate with our Chairman and Chief Executive Officer and other officers and employees of our Company and consult with our independent registered public accounting firm and other third parties. The size of the Board is fixed at ten members. Eight current directors and seven of the nominees for election as directors are independent and two are not independent. The Nominating/Corporate Governance Committee determined to nominate nine current directors for election to our Board, because it has been unable to find a suitable replacement for Richard Randall, who was not renominated.

Director Independence

The Board of Directors has determined that the following director nominees are “independent” for purposes of the criteria of the SEC and The Nasdaq Global Select Market listing standards: Ms. Lynch and Messrs. Ferrara, Klipper, Migliorini, Sachdev, Schwartz and Smith. If the nine nominees set forth above are elected, the Board will consist of a majority of independent directors. The Board of Directors has held regularly scheduled executive sessions for the independent directors, with Mr. Migliorini serving as Presiding Director of such executive sessions.

Director Attendance at Meetings

Attendance at Annual Meetings of Stockholders

We have no specific policy regarding director attendance at our annual meetings of stockholders. We encourage all of our directors to attend annual meetings of our stockholders and two directors attended our 2019 annual meeting of stockholders.

Attendance at Meetings of the Board of Directors

The Board of Directors held six regularly scheduled meetings during the 2019 Fiscal Year and acted by unanimous written consent on three occasions during the 2019 Fiscal Year. In the 2019 Fiscal Year, each director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he or she then served.

Director Election (Majority Voting) Policy

We have adopted a Director Election (Majority Voting) Policy. Pursuant to this policy, in an uncontested election of directors (that is, an election where the number of nominees is equal to the number of seats open) any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his or her election must promptly submit an offer of resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote for consideration in accordance with the following procedures.

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In such event, upon receipt of the resignation, the Nominating/Corporate Governance Committee would promptly consider the appropriateness of the director’s continued service on the Board of Directors and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to the resignation, which could include (1) accepting the resignation; (2) rejecting the resignation; (3) retaining the director but addressing what the Qualified Independent Directors believe to be the underlying cause of the “WITHHOLD” votes; or (4) determining that the director will not be renominated by the Board of Directors in future elections. The Nominating/Corporate Governance Committee would consider factors such as (a) the reasons expressed by the stockholders for withholding votes from such director; (b) any possibilities for curing the underlying cause of the “WITHHOLD” votes; (c) the tenure and qualifications of the director and his or her past and expected future contributions to our Company; (d) the overall composition of the Board of Directors, including, without limitation, whether accepting the resignation would cause us to fail to meet any applicable SEC or Nasdaq requirement; (e) the availability of other qualified candidates; and (f) our Board of Director Candidate Guidelines.

The Qualified Independent Directors would then act on the Nominating/Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the director election occurred. In considering the Nominating/Corporate Governance Committee’s recommendation, the Qualified Independent Directors would review the factors considered by the Nominating/Corporate Governance Committee and such additional information and factors that they believe to be relevant. Following the Qualified Independent Directors’ decision, we would promptly disclose the decision in a Current Report on Form 8-K. The Form 8-K would include a full explanation of the process by which the decision of the Qualified Independent Directors was reached and, if applicable, the reasons why the offer of resignation was rejected.

If an offer of resignation were to be accepted, the Nominating/Corporate Governance Committee would recommend to the Board of Directors whether to fill the vacancy or reduce the size of the Board of Directors accordingly. Any director required to submit his or her resignation pursuant to this policy would not participate in the Nominating/Corporate Governance Committee’s recommendation or the Qualified Independent Directors’ consideration of the resignation. Prior to voting on the director’s resignation offer, the Qualified Independent Directors would provide to the director an opportunity to submit any information or statement that he or she believes relevant to the Qualified Independent Directors’ consideration of the resignation.

For purposes of this policy, “Qualified Independent Directors” means all directors who (1) are “independent” for purposes of The Nasdaq Global Select Market listing standards and (2) are not required to offer their resignation in accordance with this policy. If there are fewer than three independent directors then serving on the Board of Directors who are not required to submit their resignations in accordance with this policy, then the Qualified Independent Directors shall consist of all of the independent directors and each independent director who is required to offer his or her resignation in accordance with this policy shall recuse himself or herself from the deliberations and voting only with respect to his or her individual offer to resign.

Committees of the Board

Among other committees, the Board of Directors has a standing Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, and Corporate Social Responsibility Committee. Each committee has a written charter. The table below provides current membership for each Board committee and the number of meetings held, and the number of actions taken by written consent, by each Board committee in the 2019 Fiscal Year.

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Committees of the Board of Directors

Director	Audit	Compensation	Nominating/ Corporate Governance	Corporate Social Responsibility
Edward R. Rosenfeld
Al Ferrara	Member
Mitchell S. Klipper	Member			Member
Rose Peabody Lynch		Member		Member
Peter Migliorini		Chair	Chair
Richard P. Randall	Chair		Member
Ravi Sachdev	Member		Member
Thomas H. Schwartz		Member
Robert G. Smith		Member		Chair
Amelia Newton Varela
Number of Meetings in 2019 Fiscal Year	5*	2*	3*	1

*	In the 2019 Fiscal Year, each of the Audit Committee and the Nominating/Corporate Governance Committee acted by unanimous written consent on one occasion, and the Compensation Committee acted by unanimous written consent on two occasions.

Audit Committee

The Audit Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and who meet the independence requirements contained in Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rule 10A-3(b)(1). The Board has determined that each of Messrs. Randall, Ferrara, Klipper, and Sachdev meets the SEC criteria of an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. The Audit Committee is primarily responsible for reviewing the services performed by our independent registered public accountants, evaluating our accounting policies and our system of internal controls, and reviewing significant financial transactions.

The Audit Committee is responsible for reviewing and striving to ensure the integrity of our financial statements and oversight of our compliance with legal and regulatory requirements and our internal audit function. Among other matters, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of our internal accounting controls that could significantly affect our financial statements. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of our independent registered public accountants. In addition, the Audit Committee functions as our Company’s Qualified Legal Compliance Committee (the “QLCC”). The purpose of the QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any breach of fiduciary duty by our Company or our officers, directors, employees or agents and, if the QLCC believes appropriate, to recommend courses of action to us.

Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. Our independent registered public accountants audit our annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee is also responsible for the oversight of our risk management process, which is discussed in the “Risk Oversight” section below.

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In performing its functions, the Audit Committee meets with management on at least a quarterly basis to review and discuss the annual audited financial statements, quarterly financial statements and related reports and to consider the adequacy of our internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with our independent registered public accountants and with appropriate Company financial personnel. Meetings are held with the independent registered public accountants, who have unrestricted access to the Audit Committee. In addition, the Audit Committee reviews our financing plans and reports and makes recommendations to the full Board of Directors for approval and to authorize action. The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of the Audit Committee Charter is available on our website at https://stevemadden.gcs-web.com.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

The Nominating/Corporate Governance Committee provides oversight with respect to a wide range of issues relating to the composition and operation of the Board, including consideration of and recommendations regarding the size and composition of the Board of Directors and identification of potential candidates to serve as directors. The Nominating/Corporate Governance Committee identifies candidates to the Board of Directors by introductions from management, members of the Board of Directors, employees of our Company or other sources, including stockholders that satisfy our policy regarding stockholder recommended candidates. The Nominating/Corporate Governance Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources.

Stockholders wishing to submit recommendations for director nominations for the 2021 Annual Meeting should write to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. Any such stockholder must (i) comply with the director nomination provisions of our By-Laws, (ii) meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8, and (iii) submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (4) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

In considering candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers our Board of Director Candidate Guidelines and Director Election (Majority Voting) Policy, available on our website at https://stevemadden.gcs-web.com, our policy regarding stockholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including the individual’s character, education, experience, knowledge and skills. While the Nominating/Corporate Governance Committee’s Board of Directors Candidate Guidelines do not expressly identify diversity as a factor for consideration regarding the evaluation of director candidates, diversity is among the many factors the Nominating/Corporate Governance Committee considers in the candidate evaluation process. To assess the effectiveness of the mandate set forth in the Nominating/Corporate Governance Committee’s charter, the Nominating/Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole.

In addition, the Nominating/Corporate Governance Committee develops and recommends corporate governance principles for our Company; makes recommendations to the Board of Directors in support of such principles; takes a leadership role in the shaping of the corporate governance of our Company; and oversees the evaluation of the Board of Directors and management. The Nominating/Corporate Governance Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. A copy of the Nominating/Corporate Governance Committee Charter is available on our website at https://stevemadden.gcs-web.com.

Compensation Committee

The Compensation Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and applicable tax and securities law rules.

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The Compensation Committee is responsible for establishing and overseeing our compensation and incentive plans and programs; determining and approving compensation for our executive officers, including salaries, bonuses, perquisites and equity awards; reviewing and approving compensation and awards for our executive officers under our compensation and incentive plans and programs; administering our equity compensation plans; reviewing and approving a compensation program for independent members of the Board; and assisting the Board in discharging the Board’s responsibilities relating to management organization, performance, compensation and succession. The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its composition, powers and responsibilities. A copy of the Compensation Committee Charter is available on our website at https://stevemadden.gcs-web.com.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

The Corporate Social Responsibility Committee is responsible for assisting the Board in its oversight of our initiatives, plans and practices with respect to corporate social responsibility matters of significance to us and the communities in which we operate. Corporate social responsibility matters include ethical and sustainable sourcing; human rights; the environment; supplier conduct; labor conditions; climate change; diversity in employment; charitable giving; government relations; and political spending. The Committee’s responsibility includes oversight of:

•	managements evaluation of risks and opportunities with respect to corporate social responsibility matters;
•	management’s creation of key strategic initiatives, plans and practices with respect to corporate social responsibility matters;
•	our governance of, and performance relative to, such key strategic initiatives;
•	corporate social responsibility reporting, stakeholder engagement, and transparency; and
•	management’s assessment of the identity and scope of matters comprising corporate social responsibility.

The Corporate Social Responsibility Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. A copy of the Corporate Social Responsibility Committee Charter is available on our website at https://stevemadden.gcs-web.com.

Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board

Board Leadership Structure

As noted above, our Board currently comprises eight independent and two non-independent directors.

Mr. Rosenfeld has served as Chairman of the Board and Chief Executive Officer since August 2008 and has been a member of the Board since February 2008. The Board has designated one of the independent directors as Presiding Director to preside over executive sessions. We believe that the number of independent, experienced directors who comprise our Board, along with the independent oversight of our Presiding Director, benefits us and our stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for our Company because it demonstrates to our employees, suppliers, customers, and other stakeholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and leading our Board in setting long-term strategy. Having a single leader for both our Company and our Board eliminates confusion and duplication of efforts and provides clear leadership for our Company. We believe our Company, like many U.S. companies, has been well-served by this leadership structure.

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Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board believes it is appropriate for the independent directors to elect one independent director to serve as a Presiding Director. In addition to presiding at executive sessions of the independent directors, the Presiding Director has responsibilities that include coordinating with the Chairman of the Board and Chief Executive Officer in establishing agenda and discussion items for Board meetings; retaining independent advisors on behalf of the Board as the Board may determine to be necessary or appropriate; and performing such other functions as the independent directors may designate from time to time. Mr. Migliorini is currently serving as the Presiding Director.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for our Company and our stockholders.

Risk Oversight

Our Board is responsible for overseeing our risk management process. It focuses on our general risk management strategy and the most significant risks facing our Company and ensures that management implements appropriate risk mitigation strategies. Management also apprises the Board of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of our risk management process. Among its duties, the Audit Committee reviews with management (a) our policies with respect to risk assessment and management of risks that may be material to us, (b) our system of disclosure controls and system of internal controls over financial reporting, and (c) our compliance with legal and regulatory requirements. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact our contingent liabilities and risks. Our other Board committees also consider and address risks as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. Our risk management and internal audit areas serve as the primary monitoring and testing function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing us and that our Board leadership structure supports this approach.

Executive Sessions of Independent Directors

The Board holds executive sessions of its independent directors generally at each regularly scheduled meeting. The Presiding Director serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

We have adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the entire Board of Directors in care of the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Board has instructed the Secretary of the Company to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request that the Secretary forward to such director any and all communications received by the Secretary but not forwarded to the directors.

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Codes of Business Conduct and Ethics

We have adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer, controller, principal accounting officer, head of internal audit and other employees who are designated from time to time as “senior financial officers.” In addition, the individuals who serve on our Board of Directors are subject to a Code of Business Conduct and Ethics for the Board of Directors, and all of our employees are held accountable for adherence to our Code of Conduct. Each of the Code of Ethics for the Chief Executive Officer and senior financial officers and the Code of Business Conduct and Ethics for the Board of Directors is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Code of Conduct applicable to all of our employees is an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Code of Ethics for the Chief Executive Officer and senior financial officers, the Code of Business Conduct and Ethics for the Board of Directors and the Code of Conduct applicable to all of our employees (collectively, the “Conduct Codes”) are available on our website at https://stevemadden.gcs-web.com and may be obtained by any stockholder without charge upon request by writing to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Conduct Codes are intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Conduct Codes cover all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of our assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Conduct Codes without fear of retaliation. Waiver of any provision of the Conduct Codes for executive officers and directors may only be granted by the Board of Directors or the Nominating/Corporate Governance Committee, and we will disclose any such waiver or modification of the Conduct Codes relating to such individuals.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines as a set of guiding principles by which our Company is governed. The Corporate Governance Guidelines address various matters of corporate governance such as board size and composition, director qualifications and responsibilities, director compensation, limitations on service on other boards, board committees, director orientation and education, director access to management, management development and succession planning, and annual performance evaluations for the Board. They include a policy for the clawback of executive incentive compensation paid to senior executive officers if there is an accounting restatement by our Company due to intentional misconduct of a senior executive officer. In addition, in circumstances in which the Board of Directors believes it is appropriate, the clawback policy allows for the reimbursement, forfeiture or cancellation of incentive compensation paid or awarded to a senior executive officer who has engaged in willful misconduct in the performance of his or her duties that results in material financial harm or significant reputational harm to us.

The Nominating/Corporate Governance Committee reviews the Corporate Governance Guidelines annually to determine whether to recommend changes to the Corporate Governance Guidelines to reflect new laws, rules and regulations and developing governance practices. A copy of the Corporate Governance Guidelines may be obtained by any stockholder without charge upon request by writing to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines, which require a level of ownership of shares of our Common Stock by our directors and executive officers in order to align their interests with those of our stockholders. The Stock Ownership Guidelines require our Chief Executive Officer to own shares of our Common Stock equal in value to five times his annual base salary. Other executive officers are required to own shares of our Common Stock equal in value to two times their annual base salary. The Stock Ownership Guidelines further require that each non-employee director must own shares of our Common Stock equal in value to two times the cash portion of the directors’ annual retainer or the equivalent if a retainer is not received in certain circumstances. Individuals subject to the Stock Ownership Guidelines must attain the required level of share ownership by the fifth anniversary of the later of the Stock Ownership Guidelines’ adoption date and the date that the individual became an executive officer or director and must retain an amount equal to 25% of the net shares of our Common Stock received as a result of the exercise, vesting or payment of any equity award we make until the share ownership requirement is satisfied.

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Prohibition on Hedging and Pledging of Our Common Stock

Our directors and executive officers and certain other persons designated from time to time by our Chief Financial Officer are prohibited from entering into hedging transactions and from pledging our Common Stock pursuant to a formal policy concerning such activities adopted by the Board of Directors. This policy does not apply to other employees of our Company.

Corporate Social Responsibility Policy

We are committed to operating our business in a socially responsible manner. We strive to incorporate this commitment into every aspect of our business, including the design of our products, the quality, safety and sourcing of our products, the safety and fair treatment of our employees, animal welfare and compliance with laws, including the Foreign Corrupt Practices Act and the SEC’s Conflict Minerals rule. These guiding principles are set forth in our Corporate Social Responsibility Policy, and we expect all of our employees to be familiar with and to adhere to them. We strive to do business with vendors and suppliers that share our views and commitments to quality products and ethical business principles. We will only engage vendors and suppliers that demonstrate a commitment to meeting our standards. Our Corporate Social Responsibility Committee assists the Board in its oversight of management’s social responsibility obligations.

Certain Relationships and Related Party Transactions

Steven Madden Employment Agreement. We believe that Steven Madden, our founder and Creative and Design Chief, provides unique and significant value in guiding the leadership of our creative process, both in his hands-on work for us and his collaboration with our designers, product professionals and marketing executives. In addition, the public’s association of Mr. Madden’s name and likeness with our branded products is significant, meaningful, and integral to our success and has been, and continues to be, instrumental in creating long-term stockholder value. Based upon that belief, we further believe that his continuing involvement with our Company is essential, and to this end, we have for many years had an employment agreement with Mr. Madden as described below.

Mr. Madden’s agreement in its current form dates back to July 1, 2005, as subsequently amended on various occasions, most recently on March 25, 2019 (the “SM Agreement”). Under the SM Agreement, Mr. Madden has agreed to continue to serve as our Creative and Design Chief for a term continuing through December 31, 2026, for a base salary of $7,026,042 per annum together with the potential for cash bonuses at the sole discretion of our Board of Directors and an annual life insurance premium reimbursement of up to $200,000. Pursuant to the SM Agreement, on February 8, 2012, Mr. Madden was granted 2,194,584 restricted shares of Common Stock (as adjusted for our 2018 three-for-two stock split effected as a stock dividend), valued at approximately $40 million, under our Amended and Restated 2006 Stock Incentive Plan, which is referred to herein as the “2006 Plan.” The restricted stock vests in equal annual installments over seven years commencing on December 31, 2017 through December 31, 2023, subject to Mr. Madden’s continued employment with our Company on each such vesting date. On June 30, 2012, as allowed under the SM Agreement, Mr. Madden elected to receive an additional restricted stock award valued at approximately $40 million in consideration of a reduction in his annual base salary in years after 2012 to the amount reflected above. As a consequence, on July 3, 2012, Mr. Madden received 2,840,013 additional restricted shares of Common Stock vesting in six annual installments commencing on December 31, 2018 through December 31, 2023, subject to his continued employment with our Company on each such vesting date.

Under the SM Agreement, Mr. Madden is also eligible to receive annually, on or about the date of our annual meeting of stockholders (but not later than June 30), an option (the “Annual Option”) to purchase shares of Common Stock equal to the greater of (a) 100% of the largest aggregate number of shares of Common Stock available upon the exercise of an option or options granted to any other continuing full-time employee of our Company during the preceding twelve-month period or (b) 225,000 shares of Common Stock; provided, however, that a grant to Mr. Madden in excess of 150% of the number of shares of Common Stock subject to options granted to such other continuing full-time employee would require stockholder approval. Any Annual Option so granted vests quarterly over a one-year period and is exercisable for a period of five years at a price equal to the closing price of our Common Stock on the grant date. In addition, pursuant to the SM Agreement, on March 1, 2017, Mr. Madden received a one-time stock option grant to purchase 1,125,000 shares of our Common Stock at an exercise price of $24.90 as a result of our having achieved for the fiscal year ended December 31, 2016 earnings per share performance criteria set forth in the SM Agreement; such option vests in equal annual installments over a five-year period, which commenced on the first anniversary of the grant date.

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Under the SM Agreement, if Mr. Madden’s dies, his estate would receive a payment equal to his base salary for the 12-month period immediately after the date of his death. Further, if Mr. Madden’s employment is terminated due to his total disability (as defined in the agreement), “for cause” (as defined in the agreement) or due to Mr. Madden’s resignation, we are obligated to pay Mr. Madden the amount of compensation that is accrued and unpaid through the date of termination. If Mr. Madden’s employment is terminated for any reason (other than “for cause” or due to his death, total disability or resignation), we are obligated to pay Mr. Madden, in installments, the balance of his base salary through the end of the term of the SM Agreement. If, during the period commencing 120 days prior to a “change of control” transaction (as defined in the SM Agreement) and ending on the first anniversary of a change of control transaction, Mr. Madden’s employment is terminated other than for cause or by his resignation for “good reason” (as defined in the SM Agreement), or if Mr. Madden resigns within 30 days following a change of control transaction, all unvested options held by Mr. Madden will be accelerated and vest on the date of termination or resignation, and Mr. Madden will be entitled to receive a lump sum cash payment equal to the amount of compensation that is accrued and unpaid through the date of termination plus $35 million. The SM Agreement contains other customary provisions, including provisions regarding expense reimbursement, confidentiality, non-solicitation and non-competition.

For the 2019 Fiscal Year, Mr. Madden earned $7,026,042 in base salary and received $200,000 for the payment of an annual life insurance premium. Mr. Madden also received as his Annual Option for the 2019 Fiscal Year to purchase 225,000 shares of Common Stock at a price per share of $30.14.

The most recent amendment entered into on March 25, 2019, effected the extension of the term of the SM Agreement for three years through December 31, 2026. In consideration of this extension, we have granted to Mr. Madden 200,000 shares of Common Stock under the 2006 Plan, which shares are subject to certain restrictions, including that he will not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the restricted shares except as set forth under the 2006 Plan or his award agreement. The shares will vest in substantially equal annual installments over three years commencing on December 31, 2024, provided that Mr. Madden continues to be employed by us on each vesting date through December 31, 2026.

Loan to Steven Madden. On June 25, 2007, we made a loan to Mr. Madden in the amount of $3,000,000 to enable Mr. Madden to satisfy a personal tax obligation resulting from the exercise of a stock option that was due to expire. The loan is evidenced by a secured promissory note executed by Mr. Madden in our favor, the security for which is a certain securities brokerage account maintained by Mr. Madden with his broker; none of the securities in the securities brokerage account are shares of Common Stock. There have been successive amendments to the secured promissory note, the most recent of which occurred in April 2016. At that time the secured promissory note was amended to substitute the collateral securing the secured promissory note from shares of our Common Stock to the security interest in Mr. Madden’s securities brokerage account. Previously, on January 3, 2012, the secured promissory note was amended and restated to extend the maturity date of the obligation to December 31, 2023 and eliminate the accrual of interest after December 31, 2011. Prior to the January 3, 2012 amendment, the secured promissory note had been accruing interest at the rate of 6% per annum. In addition, the secured promissory note provides that, commencing on December 31, 2014 and annually on each December 31 thereafter through the maturity date, one-tenth of the principal amount thereof, together with accrued interest, will be cancelled by us provided that we have employed Mr. Madden on each such December 31. Contemporaneously, on each such December 31, we will release our security interest in a portion of the securities held in Mr. Madden’s securities brokerage account generally correlating to the amount of indebtedness cancelled on such date. As of December 31, 2011, interest in the amount of $1,090,000 had accrued on the principal amount of the secured promissory note and, as noted above, interest was eliminated after December 31, 2011. On December 31, 2019, we released Mr. Madden from his obligation to pay the required one-tenth of the original principal amount of the secured promissory note, together with accrued interest.

Review, Approval or Ratification of Transactions with Related Persons

Our Conduct Codes and Employee Handbook prohibit all conflicts of interest. Under the Conduct Codes, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with our interests. Our prohibition on conflicts of interest under the Conduct Code includes any related person transaction.

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Related person transactions must be approved by the Board, or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in our best interests. In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) the business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to us.

We have multiple processes for reporting conflicts of interest, including related person transactions. Under the Conduct Codes, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to management. The Chief Financial Officer distributes a questionnaire to our executive officers and management personnel quarterly and distributes a questionnaire to the members of the Board of Directors annually requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Conduct Code.

The Board of Directors, the Audit Committee and the Disclosure Committee, which consists of management personnel, discuss the related party transactions, specifically, and in connection with the regular review processes attendant to our periodic filings, including related party transaction disclosures.

If a director is a party to or in some manner involved in a transaction involving us, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

COMPENSATION OF DIRECTORS IN THE 2019 FISCAL YEAR

The Compensation Committee is responsible for establishing and overseeing all matters pertaining to compensation paid to directors for service on the Board and its committees.

The following table sets forth information concerning the compensation of our non-employee directors in the 2019 Fiscal Year. Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)	Total ($)
Al Ferrara	36,620	(2)	—		—	36,620
Mitchell S. Klipper	89,167		102,706	(3)	—	191,873
Peter Migliorini	100,000		102,706	(4)	—	202,706
Richard P. Randall	120,000		102,706	(5)	—	222,706
Ravi Sachdev	89,167		102,706	(6)	—	191,873
Thomas H. Schwartz	85,000		102,706	(7)	—	187,706
Rose Peabody Lynch	95,000		102,706	(8)	—	197,706
Robert G. Smith	95,000		102,706	(9)	—	197,706

(1)	Reflects the grant date fair value of stock awards calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note J to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2020.
(2)	Mr. Ferrara joined the Board of Directors on July 26, 2019, and therefore, did not receive first or second quarter director fees.
(3)	At December 31, 2019, the aggregate number of shares of restricted Common Stock held by Mr. Klipper was 3,965, all of which was issued in the 2019 Fiscal Year, and Mr. Klipper had no options outstanding.
(4)	At December 31, 2019, the aggregate number of shares of restricted Common Stock held by Mr. Migliorini was 3,965, all of which was issued in the 2019 Fiscal Year, and Mr. Migliorini had no options outstanding.
(5)	At December 31, 2019, the aggregate number of shares of restricted Common Stock held by Mr. Randall was 3,965, all of which was issued in the 2019 Fiscal Year, and Mr. Randall had no options outstanding.
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(6)	At December 31, 2019, the aggregate number of shares of restricted Common Stock held by Mr. Sachdev was 3,965, all of which was issued in the 2019 Fiscal Year, and Mr. Sachdev had no options outstanding.
(7)	At December 31, 2019, the aggregate number of shares of restricted Common Stock held by Mr. Schwartz was 3,965, all of which was issued in the 2019 Fiscal Year, and Mr. Schwartz had no options outstanding.
(8)	At December 31, 2019, the aggregate number of shares of restricted Common Stock held by Ms. Lynch was 3,965, all of which was issued in the 2019 Fiscal Year, and Ms. Lynch had no options outstanding.
(9)	At December 31, 2019, the aggregate number of shares of restricted Common Stock held by Mr. Smith was 3,965, all of which was issued in the 2019 Fiscal Year, and Mr. Smith had no options outstanding.

Directors who are also our employees are not paid any fees or other remuneration for service on the Board of Directors or any of its committees. In the 2019 Fiscal Year, each non-employee director (other than Mr. Ferrara) received the following compensation for service on the Board: (i) a grant of 3,965 shares of restricted Common Stock, vesting on the first anniversary of the grant date, June 3, 2020, and (ii) $75,000.

In the 2019 Fiscal Year, members of the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee each received an additional $10,000 for serving on such committees, except that (a) the Chairman of the Audit Committee received $35,000 for serving in this role and (b) the Chairman of the Compensation Committee received $15,000, instead of $10,000. We reimburse our directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 20, 2020 (unless otherwise indicated) with respect to the beneficial ownership of our Common Stock by each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. A person is deemed to be a beneficial owner of any securities that that person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class

BlackRock Inc.
55 East 52nd Street
New York, NY 10055	12,191,095	14.55	%(2)

The Vanguard Group
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	7,966,888	9.51	%(3)

Steven Madden
c/o Steven Madden, Ltd.
52-16 Barnett Avenue
Long Island City, NY 11104	5,454,222	6.56	%(4)

(1)	Beneficial ownership as reported in the table below has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 83,134,060 shares of Common Stock outstanding (excluding treasury shares) as of March 20, 2020.
(2)	Based solely on a Statement on Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 11,964,668 of such shares and sole dispositive power with respect to all such shares.
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(3)	Based solely on a Statement on Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”), Vanguard has sole voting power with respect to 175,046 of such shares, shared voting power with respect to 17,827 of such shares, sole dispositive power with respect to 7,784,339 of such shares and shared dispositive power with respect to 182,549 of such shares.
(4)	Mr. Madden’s beneficial ownership includes: (i) 3,347,390 shares of restricted Common Stock granted under the 2006 Plan (which restricted stock includes (A) 1,254,048 shares which will vest in equal annual installments over five years commencing on December 31, 2019 through December 31, 2023, (B) 1,893,342 shares which will vest in equal annual installments over five years commencing on December 31, 2019 through December 31, 2023 and (C) 200,000 shares which will vest in substantially equal annual installments over three years commencing on December 31, 2024, in each case subject to forfeiture pursuant to the terms of the 2006 Plan and of Mr. Madden’s employment agreement, as amended); (ii) 1,518,750 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2020; and (iii) 588,082 shares of Common Stock held by Mr. Madden directly.

Security Ownership of Directors and Executive Officers

The following table sets forth information as of March 20, 2020 (unless otherwise indicated) with respect to the beneficial ownership of Common Stock held by (a) each current director and nominee; (b) our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer (the “Named Executive Officers”); and (c) all current directors and executive officers as a group. A person is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Each director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him or her.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class

Edward R. Rosenfeld	969,947	1.2	%(3)
Amelia Newton Varela	165,657	*	(4)
Arvind Dharia	87,107	*	(5)
Awadhesh Sinha	77,960	*	(6)
Karla Frieders	100,761	*	(7)
Al Ferrara	1,000	*
Mitchell S. Klipper	7,358	*	(8)
Rose Peabody Lynch	8,469	*	(9)
Peter Migliorini	11,204	*	(10)
Richard P. Randall	34,565	*	(11)
Ravi Sachdev	61,938	*	(12)
Thomas H. Schwartz	11,053	*	(13)
Robert Smith	11,652	*	(14)
All Directors and Executive Officers as a Group (13 persons)	1,548,671	1.9	%(15)

*	Indicates beneficial ownership of less than 1%.
(1)	The address for each of the individuals named above is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
(2)	Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 83,134,060 shares of Common Stock outstanding (excluding treasury shares) as of March 20, 2020.
(3)	Mr. Rosenfeld’s beneficial ownership includes: (i) 458,475 shares of restricted Common Stock; and (ii) 511,472 shares of Common Stock held by Mr. Rosenfeld.
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(4)	Ms. Varela’s beneficial ownership includes: (i) 114,113 shares of restricted Common Stock; and (iii) 51,544 shares of Common Stock held by Ms. Varela.
(5)	Mr. Dharia’s beneficial ownership includes: (i) 6,250 shares of restricted Common Stock; and (ii) 80,857 shares of Common Stock held by Mr. Dharia.
(6)	Mr. Sinha’s beneficial ownership includes: (i) 12,429 shares of restricted Common Stock; and (ii) 65,531 shares of Common Stock held by Mr. Sinha.
(7)	Ms. Frieders’ beneficial ownership consists of (i) 41,863 shares of restricted Common Stock; and (ii) 58,898 shares of Common Stock held by Ms. Frieders.
(8)	Mr. Klipper’s beneficial ownership consists of (i) 3,965 shares of restricted Common Stock; and (ii) 3,393 shares of Common Stock held by Mr. Klipper.
(9)	Ms. Lynch’s beneficial ownership consists of (i) 3,965 shares of restricted Common Stock; and (ii) 4,504 shares of Common Stock held by Ms. Lynch.
(10)	Mr. Migliorini’s beneficial ownership includes: (i) 3,965 shares of restricted Common Stock; and (ii) 7,239 shares of Common Stock held by Mr. Migliorini.
(11)	Mr. Randall’s beneficial ownership includes: (i) 3,965 shares of restricted Common Stock; and (ii) 30,600 shares of Common Stock held by Mr. Randall.
(12)	Mr. Sachdev’s beneficial ownership includes: (i) 3,965 shares of restricted Common Stock; and (ii) 57,973 shares of Common Stock held by Mr. Sachdev.
(13)	Mr. Schwartz’s beneficial ownership includes: (i) 3,965 shares of restricted Common Stock; and (ii) 7,088 shares of Common Stock held by Mr. Schwartz.
(14)	Mr. Smith’s beneficial ownership includes: (i) 3,965 shares of restricted Common Stock; and (ii) 7,687 shares of Common Stock held by Mr. Smith.
(15)	Includes, in the aggregate, (i) 660,885 shares of restricted Common Stock; and (iii) 887,786 shares of Common Stock held by such beneficial owners.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the overall principles and objectives and specific features of our executive compensation program, primarily focused on the executive compensation program’s application to our Chief Executive Officer and our other executive officers included in the Summary Compensation Table, whom we refer to collectively in this Proxy Statement as the “Named Executive Officers.”

Over the last ten years our stock price has increased at an annual rate of 18.1% after adjusting for stock splits. Our 2019 year-end stock price increased 42.1% from our 2018 year-end stock price. Including the effect of dividends, total stockholder return increased 46.1%. This resulted in a one-year total stockholder return at the 77th percentile as compared with our peer group for 2019.

In February 2018, our Board of Directors approved our first quarterly cash dividend on outstanding Common Stock as part of our cash deployment strategy to drive stockholder value and enhance stockholder returns. We paid quarterly cash dividend of $0.13 per share on each of March 29, 2018, June 29, 2018 and September 28, 2018, a quarterly cash dividend of $0.14 per share on each of December 31, 2018, March 29, 2019, June 28, 2019, and September 27, 2019, and a $0.15 quarterly cash dividend on December 27, 2019.

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During 2019, our Company delivered solid financial results, driven by the strong performance of our flagship Steve Madden brand in both domestic and international markets as well as strong growth in Steve Madden and private label handbags. Total revenue for the 2019 Fiscal Year increased by 6.5% to $1.8 billion from $1.7 billion in the year ended December 31, 2018. Net income was $141.3 million, or $1.69 per diluted share, for the 2019 Fiscal Year as compared to net income of $129.1 million, or $1.50 per diluted share, for the year ended December 31, 2018. On an adjusted basis, net income was $162.8 million, or $1.95 per diluted share, for the 2019 Fiscal Year as compared to adjusted net income of $157.7 million, or $1.83 per diluted share, for the year ended December 31, 2018.1

Reflecting our financial and stock price performance in 2019, overall Named Executive Officer bonus awards, which are paid in the form of both cash and time-vested restricted stock grants, decreased from the previous year. The principal reason for the decrease was the lower rate of earnings growth in 2019 as compared to 2018. Because our general practice is to award bonuses and grant equity based on Named Executive Officer performance for the preceding year, we believe that we are able to maintain relative alignment between pay and performance.

Compensation Objectives and Strategy

Our executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure our continued growth and profitability and to reward them for their performance, for our performance and for creating long-term value for our stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;
•	support our strong team orientation;
•	encourage high-potential team players to build a career at our Company; and
•	provide rewards that are cost-efficient, competitive with other similarly positioned organizations and fair to employees and stockholders.

Our executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends in significant measure on our results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. We have a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship among individual efforts, Company results and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. As noted below, we also paid discretionary bonuses to the Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

To implement our primary objectives, we seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We believe that there is great value to our Company in having a team of long-tenured, seasoned managers and seek to promote a long-term commitment from our senior executives. Our team-focused culture and management processes are designed to foster this commitment. In addition, restricted Common Stock awards granted to Named Executive Officers in the 2019 Fiscal Year reinforce this long-term orientation with annual vesting over four to five years.

1 A reconciliation of adjusted results is included in Annex A to this Proxy Statement.

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Role of the Compensation Committee

General. The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers and outside directors. The Compensation Committee currently consists of four members of the Board of Directors, Ms. Lynch and Messrs. Migliorini, Schwartz and Smith, each of whom is an independent director under Rule 5605 of The Nasdaq Global Select Market listing standards and a “non-employee director” as defined under the SEC’s rules.

When considering decisions concerning the compensation of executives, other than the Chief Executive Officer, the Compensation Committee asks for the recommendations of the Chief Executive Officer, including his detailed evaluation of each executive’s performance. No executive has a role in recommending compensation for outside directors. With respect to the application of our incentive compensation plans to non-employee directors, the Board of Directors functions as the Compensation Committee.

Use of Outside Advisors. In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. The Compensation Committee has retained the services of Arthur J. Gallagher & Co.’s Human Resources & Compensation Consulting Practice (“Gallagher”) since 2005 to assist with its review of the compensation packages and employment agreements of the Chief Executive Officer and other executive officers. In 2019 and 2020, Gallagher worked with the Compensation Committee to assess the reasonableness of discretionary cash bonus payments and equity grants to Messrs. Rosenfeld, Dharia and Sinha and Mses. Frieders and Varela based on our and the individual’s performance in the 2019 Fiscal Year and the reasonableness of the terms of new employment agreements for Ms. Varela and Mr. Sinha as compared with comparable positions in the peer group listed below. Executive compensation for the Named Executive Officers was based on employment agreements with pay structures and levels guided by Gallagher’s market studies just prior to the consummation of the agreements. Gallagher completed position-specific market studies at the time of the employment agreement extensions in support of the design of these agreements. The Compensation Committee also consulted Gallagher with respect to the establishment of a performance-based bonus pool based on a percentage of our net income in the 2019 Fiscal Year. Gallagher provides only executive compensation consulting services and works with management only at the behest of the Compensation Committee.

The Compensation Committee retains Gallagher directly, although in carrying out assignments, Gallagher also interacts with our management, when necessary and appropriate, in order to obtain compensation and performance data for us and our executives. In addition, Gallagher may, in its discretion, seek input and feedback from management regarding its consulting work product for the Compensation Committee in order to confirm alignment with our business strategy and identify data questions or other similar issues, if any, prior to completion of a project for the Compensation Committee.

Independence of Outside Advisors. The Compensation Committee has the sole authority to retain, terminate, approve the fees and set the terms of our relationship with any outside advisors who assist the Committee in carrying out its responsibilities. It may select or receive advice from any compensation consultant or other advisor only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in Nasdaq rules.

Accordingly, the Compensation Committee reviews annually its relationship with Gallagher to ensure its independence on executive compensation matters. Prior to selecting and receiving advice from Gallagher with respect to executive compensation in the 2019 Fiscal Year, the Compensation Committee reviewed Gallagher’s independence and that of Gallagher’s individual representatives who served as the Committee’s advisors. The Compensation Committee determined that no conflicts of interest exist between us and Gallagher or its representatives. In reaching such determination, the Compensation Committee considered, among other things, the following factors: (i) that Gallagher provides no services to us other than executive compensation consulting services; (ii) the fees paid by us to Gallagher as a percentage of Gallagher’s total revenue; (iii) the representations by Gallagher as to its policies and procedures that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Gallagher who advised the Compensation Committee and any member of the Compensation Committee; and (v) any business or personal relationships between our executive officers and Gallagher or its individual representatives.

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Consideration of 2019 Stockholder Say-on-Pay Vote. At our 2019 Annual Meeting of Stockholders, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our Named Executive Officers (97% of votes cast). This continues the string of 94% or higher approvals that began with the initial say-on-pay vote in 2011. The Compensation Committee believes this level of stockholder support reflects a very strong endorsement of our compensation policies and decisions. The Compensation Committee has considered the results of this advisory vote on executive compensation in determining our compensation policies and decisions for 2020 and has determined that these policies and decisions are appropriate and in our best interests and those of our stockholders at this time.

Compensation Structure

Pay Elements - Overview

We use four main components of compensation:

•	base salary;
•	annual performance-based bonuses;
•	long-term equity incentives (consisting of stock options and restricted stock); and
•	benefits and perquisites.

Pay Elements - Details

Base Salary. We paid base salaries to each of the Named Executive Officers to provide them with fixed pay commensurate with the Named Executive Officer’s role and responsibilities, experience, expertise and individual performance. As more fully described in the section of this Proxy Statement captioned “Employment Arrangements,” as of December 31, 2019, we had employment agreements with each of the Named Executive Officers. The Compensation Committee, as constituted at the time the parties entered into the employment agreements or any amendments thereof, reviewed and approved the salary established in each such agreement or amendment. The Compensation Committee considered each employee’s salary history, value in the marketplace and performance (including at our Company and previous employment).

The annual base salary of our Chief Executive Officer, Edward R. Rosenfeld, was fixed at $945,000 for the 2019 Fiscal Year under his employment agreement, which remains in effect until December 31, 2021. His 2018 employment agreement provides him with an annual base salary of $992,250 for the year ending December 31, 2020 and $1,041,863 for the year ending December 31, 2021. The annual base salary of our President, Amelia Newton Varela, was fixed at $670,000 for the year ended December 31, 2019 under an employment agreement dated December 30, 2016, which expired on December 31, 2019. Ms. Varela’s new employment agreement, dated December 27, 2019, which remains in effect until December 31, 2022, provides her with an annual base salary of $700,000 for the year ending December 31, 2020, $725,000 for the year ending December 31, 2021, and $750,000 for the year ending December 31, 2022. The annual base salary of our Chief Operating Officer, Awadhesh Sinha, was fixed at $723,000 for the year ended December 31, 2019 under an employment agreement dated December 30, 2016, which expired on December 31, 2019. Mr. Sinha’s new employment agreement, dated December 27, 2019, which remains in effect until December 31, 2021, provides him with an annual base salary of $745,000 for the year ending December 31, 2020, and $767,000 for the year ending December 31, 2021. Under the employment agreement, as amended, of our Chief Financial Officer, Arvind Dharia, which remains in effect until December 31, 2020, Mr. Dharia’s annual base salary was $611,578 for the year ended December 31, 2019 and is $642,157 for the year ending December 31, 2020. Our Chief Merchandising Officer, Karla Frieders, began the 2019 Fiscal Year with an annual base salary of $570,000 under an employment agreement dated April 11, 2017, which remains in effect through April 30, 2020, and provides Ms. Frieders with an annual base salary of $590,000 from May 1, 2019 through April 30, 2020. Please see the section of this Proxy Statement captioned “Summary Compensation Table” and “Employment Arrangements” for a more detailed description of their employment agreements and compensation. The 2020 salary increases, if any, for our Named Executive Officers, as reflected in the following table, are generally consistent with those of other management employees.

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Named Executive Officer	2019 Salary		2020 Salary
Edward R. Rosenfeld	$943,961		$992,250
Amelia Newton Varela	$669,538		$700,000
Arvind Dharia	$611,321		$642,157
Awadhesh Sinha	$724,220		$745,000
Karla Frieders	$583,875	*	$590,000	*

Annual Performance-based Bonus - Based on Specific Performance Metrics. Annual performance-based cash bonuses, if any, for Named Executive Officers are established in their respective employment agreements. The Compensation Committee reviewed and approved the bonus provisions fixed in each such employment agreement at the time the parties entered into such agreements and any amendments thereof. Such bonus provisions generally provide for variable or discretionary bonuses designed to reward attainment of business goals.

Mr. Sinha’s prior employment agreement entitled him to an annual performance-based bonus for the 2019 Fiscal Year in an amount equal to 2% of the increase in our EBITDA for that year over our EBITDA for the immediately preceding year. For any business acquired after December 30, 2016, EBITDA from the acquired business was included in the bonus calculation starting with the first full quarter under our ownership, provided that the prior year’s EBITDA was likewise adjusted to include EBITDA from the acquired business for comparable quarters in the prior year on a pro forma basis assuming we had owned the business. His maximum annual bonus was $600,000, the first $300,000 of which was payable in cash and for any amount of the annual bonus in excess of $300,000 by a grant of restricted shares of Common Stock, which vests in three equal annual installments commencing on the first anniversary of the grant date. For the 2019 Fiscal Year, on March 13, 2020, Mr. Sinha received an annual performance-based cash bonus of $200,000, reflecting 2% of $6,794,739, the increase in 2019 EBITDA over that of 2018 (after excluding EBITDA relating to certain business acquisitions) and an additional discretionary bonus of $64,105.

Ms. Varela’s prior employment agreement entitled her to an annual performance-based cash bonus for the 2019 Fiscal Year in an amount equal to 2% of the increase in our total EBIT for that year over our EBIT for the immediately preceding year, less any deductions as shall be required to be withheld by any applicable laws or regulations. EBIT attributable to any business acquired by us after December 30, 2016 was not included in the calculation of this bonus. For the 2019 Fiscal Year, on March 13, 2020, Ms. Varela received an annual performance-based cash bonus of $182,006, reflecting 2% of $9,100,278, the increase in 2019 EBIT over that of 2018 (after excluding EBIT relating to certain business acquisitions).

As provided in the 2006 Plan and the 2019 Plan, the maximum payment that may be made to an individual under any performance-based cash award during any fiscal year and subject to the attainment of specified performance goals is $10,000,000. The Compensation Committee may, in its sole discretion, elect to pay an individual an amount that is less than the individual’s target award regardless of the degree of attainment of the performance goals.

For the 2019 Fiscal Year, the Compensation Committee established a bonus pool for Named Executive Officers and our other key executives based on 6% of our net income achieved in the 2019 Fiscal Year. Net income was selected because it is highly correlated with stock price performance. The Compensation Committee also fixed for each executive his or her maximum share of the 2019 bonus pool, which was 30% for Mr. Rosenfeld and 14% for each of the other Named Executive Officers. In the 2019 Fiscal Year, we achieved net income of $141,311,000, which resulted in a bonus pool of $8,478,660. The Compensation Committee determined to pay a bonus to Mr. Rosenfeld in an amount in excess of his individual target award and bonuses to certain of the other Named Executive Officers in amounts that were below their individual target awards for the 2019 Fiscal Year and to pay the bonus to Mr. Rosenfeld in a combination of cash and restricted shares of Common Stock that vest annually over five years. Accordingly, on March 13, 2020, we paid performance-based cash bonuses of $500,000, $200,000 and $100,000 to Mr. Rosenfeld, Mr. Dharia and Ms. Frieders, respectively, and, on March 16, 2020, we paid performance-based bonuses in the form of restricted stock to one of our Named Executive Officers as indicated in the following table.

* As noted above, Ms. Frieders began the 2019 Fiscal Year with an annual base salary of $570,000. Her annual base salary increased to $590,000 for the period May 1, 2019 through April 30, 2020.

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Named Executive Officer	2020 Restricted Stock Grant Value for 2019 Performance	Number of Shares of Restricted Stock Awarded*	Annual Vesting
Edward R. Rosenfeld	$3,000,000	108,030	5 years
Amelia Newton Varela	—	—	—
Arvind Dharia	—	—	—
Awadhesh Sinha	—	—	—
Karla Frieders	$—	—	—

*	In accordance with applicable SEC rules, the Summary Compensation Table included in this Proxy Statement does not report the grant date fair value of these restricted stock awards because, while earned in 2018, the grants were not made until after the close of the 2018 Fiscal Year. The 2019 Summary Compensation Table to be included in our proxy statement for our 2020 Annual Meeting of Stockholders will contain the grant date fair value of these restricted stock awards provided these individuals are named executive officers in that proxy statement.

The decision to pay cash bonuses to Messrs. Rosenfeld and Dharia and Ms. Frieders and to award restricted shares of Common Stock to Mr. Rosenfeld for the 2019 Fiscal Year and the amount of each such Named Executive Officer’s bonus was determined at the discretion of the Compensation Committee. These payments were within the parameters of the bonus pool for Named Executive Officers, with the exception of Mr. Rosenfeld who received in cash and restricted shares equal to 43% of the 2019 bonus pool. The Compensation Committee evaluated a variety of indicators of our overall financial performance, including total shareholder return, operating income, earnings per share and return on invested capital, and assessed and made subjective judgments as to each executive’s individual contribution towards our performance in the 2019 Fiscal Year in determining whether to pay bonuses to them and establishing the amounts to be paid. With respect to the determination to award bonuses to Mr. Dharia and Ms. Frieders, the Compensation Committee also considered the recommendations of our Chief Executive Officer, Mr. Rosenfeld.

The Compensation Committee consulted Gallagher regarding the establishment of the bonus pool and the individual target awards for the 2019 Fiscal Year to ensure the bonus pool and the individual target awards were within market range for each executive.

Long-term Equity Incentives. Management and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the executive officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering our compensation program. Beginning in 2006, the Compensation Committee modified its prior practice of granting equity incentives solely in the form of stock options and included periodic awards of restricted stock in order to grant awards that contain both substantial incentive and retention characteristics. These awards are designed to provide emphasis on preserving stockholder value generated in recent years while providing significant incentives for continuing growth in stockholder value.

In the 2019 Fiscal Year, we made grants of 91,547 and 15,258 restricted shares of Common Stock to Mr. Rosenfeld and Ms. Frieders, respectively, for performance in the fiscal year ended December 31, 2018. The restricted stock awards made to Mr. Rosenfeld and Ms. Frieders vest in five equal annual installments. Gallagher reviewed the individual grant values relative to market practice. These equity awards in the 2019 Fiscal Year were made under the 2006 Plan.

The Committee intends to continue to review the equity mix to achieve the ideal incentive for both performance and retention. With respect to stock options, the 2019 Plan provides generally that the exercise price shall be the fair market value of our Common Stock at the time of grant, which is defined for purposes of the 2019 Plan to mean the closing price reported for the Common Stock on the applicable date (a) as reported on the principal national securities exchange on which it is then traded or (b) if not traded on any such national securities exchange, the last sale price quoted in the principal over-the-counter market on which the Common Stock is quoted.

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Other Benefits and Perquisites. Our executive compensation program also includes other benefits and perquisites. These benefits and perquisites include annual matching contributions to executive officers’ 401(k) plan accounts, company-paid medical benefits, automobile allowances and leased automobiles and life insurance coverage. The Compensation Committee annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, our performance and the individual’s responsibilities and performance. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of our executive officer compensation program. Please see the section of this Proxy Statement captioned “Summary Compensation Table” and, specifically, the column entitled “All Other Compensation” and the corresponding footnotes.

Pay Mix

We use the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executives a measure of security in the minimum expected level of compensation, while motivating the executives to focus on business metrics and other variables within their particular sector that will increase sales and margins and at the same time lower costs so as to produce a high level of short-term and long-term performance for us and long-term wealth creation for the executives, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the annual performance bonuses and our long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term stock performance.

For the Named Executive Officers, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

Pay levels for our executives are determined based on several factors, including the individual’s roles and responsibilities within our Company, the individual’s experience and expertise, the pay levels for peers within our Company, pay levels in the marketplace for similar positions, and performance of the individual and our Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using several sources. The primary data source used in setting competitive market levels for the Named Executive Officers is the information publicly disclosed by a peer group of our Company, which is reviewed annually and may change from year to year. For the 2019 Fiscal Year, the Compensation Committee reviewed executive compensation and compensation design for the purpose of assessing bonus awards in early 2019 in the context of overall compensation and in relation to the following peer companies:

Caleres, Inc.	G-III Apparel Group, Ltd.	Shoe Carnival, Inc.
Cato Corp.	Genesco, Inc.	Skechers U.S.A. Inc.
Crocs, Inc.	Guess, Inc.	Under Armour, Inc.
Deckers Outdoor Corp.	Lululemon Athletica, Inc.	Wolverine World Wide, Inc.
Designer Brands, Inc.	Oxford Industries, Inc.
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The market capitalization and trailing twelve months revenue of our Company and each peer company follows:

Company	Market Cap*	TTM Revenue**
Steven Madden, Ltd.	$3.62 B	$1.77 B
Caleres, Inc.	$0.96 B	$2.92 B
Cato Corp.	$0.43 B	$0.83 B
Crocs, Inc.	$2.87 B	$1.23 B
Deckers Outdoor Corp.	$4.72 B	$2.15 B
Designer Brands, Inc.	$1.13 B	$3.50 B
G-III Apparel Group, Ltd.	$1.60 B	$3.16 B
Genesco, Inc.	$0.70 B	$2.20 B
Guess, Inc.	$1.47 B	$2.68 B
Lululemon Athletica, Inc.	$30.19 B	$3.75 B
Oxford Industries, Inc.	$1.29 B	$1.12 B
Shoe Carnival, Inc.	$0.53 B	$1.04 B
Skechers U.S.A. Inc.	$6.77 B	$5.22 B
Under Armour, Inc.	$9.20 B	$5.27 B
Wolverine World Wide, Inc.	$2.73 B	$2.27 B

*	Market capitalization is as of 12/31/2019.
**	TTM is last four quarters of publicly reported revenue.

After consideration of the data collected on external competitive levels of compensation and internal needs, the Compensation Committee makes decisions regarding the Named Executive Officer’s target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive compensation for each Named Executive Officer will be at the median of the competitive market.

As noted above, notwithstanding our overall pay positioning objectives, pay opportunities for specific individuals vary based on factors such as scope of duties, tenure, institutional knowledge and difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls, with the exception of any such payouts that are to be made pursuant to contractual commitments, such as the bonuses that may be paid to Mr. Sinha and Ms. Varela. Similarly, the Compensation Committee retains the discretion to increase payouts and consider special awards for significant achievements, including, but not limited to, superior asset management, investment or strategic accomplishments, consummation of acquisitions or divestitures, capital improvements to existing properties, or sales made by certain of our divisions.

Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the following disclosure provides the relationship of the total annual compensation of our median-paid employee to the total annual compensation of our Chief Executive Officer, Mr. Rosenfeld. The table below sets forth the total annual compensation for Mr. Rosenfeld and our median-paid employee, who is a full-time stock associate, and the ratio between the two. Our median-paid employee is unchanged from our 2018 fiscal year because we believe that there has ben no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure.

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Median employee annual total compensation	$23,903
Mr. Rosenfeld annual total compensation	$7,335,172
Ratio of Chief Executive Officer to median employee compensation	306.9

We determined our median employee as of October 1, 2019, which date is within the last three months of the 2019 Fiscal Year, as permitted by the pay ratio rule under the Dodd-Frank Act. In determining our median employee, we applied the “de minimis” exemption under the rule, which allows the exemption of 5% or less of our total global workforce in jurisdictions outside of the U.S., which amounts to 191 employees based on our total global workforce of 3,820 employees. As such, we excluded all of our employees in each of Hong Kong (28 employees), the Netherlands (37 employees) and South Africa (81 employees), which in total amount to 146 employees or 4%. We did not exclude from consideration any employees who joined us during the 2019 Fiscal Year as the result of a business acquisition or combination. Employees on leave of absence were excluded and wages and salaries were annualized for those employees who were not employed for the entire 2019 Fiscal Year. To identify our median employee, we used payroll data consisting of salary, hourly wage, overtime wage, bonus, commissions, vesting of equity awards and any similar payroll items for all of our employees included in the calculation.

After we identified our median employee, we determined that employee’s annual total compensation for the 2019 Fiscal Year using the same method required for calculating our Chief Executive Officer’s (and other Named Executive Officers’) total annual compensation for purposes of the Summary Compensation Table. However, for simplicity, we excluded employer contributions to our 401(k) plan and medical benefits, because all employees, including our Chief Executive Officer, are offered the same benefits, and we use the Internal Revenue Service safe harbor provision for 401(k) discrimination testing.

We believe that the ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. It is based on the methodologies, assumptions and estimates described above and is not necessarily comparable to the ratios reported by other companies.

Risk Assessment

Bonus payments to executives are based either on the discretion of the Compensation Committee or are tied to growth in various indicators of financial performance, such as EBITDA and EBIT. We have established long-term incentives in the form of stock options and time-vested restricted stock that generally vest over four or five years. These programs have been in place for several years and have proved effective in rewarding performance while not encouraging inappropriate risk-taking.

The Compensation Committee undertook to review and evaluate all of our executive and company-wide compensation plans and programs to assess whether any aspect of these plans and programs would encourage inappropriate risk-taking by our executives and non-executive employees that could have a material adverse effect on us and to confirm that we have adequate risk management controls in place to ensure that executive and company-wide compensation is reasonable and achieves its intended incentive without creating unacceptable risk. Based on such review and evaluation, the Compensation Committee believes there is no material risk to us that is related to our compensation programs for executives and non-executives.

This review and evaluation of the risks associated with our compensation plans and programs consisted of:

•	identifying those business risks that could be material to us and identifying our existing risk management system;
•	reviewing and analyzing our compensation plans and programs to identify plan and program features that could potentially encourage or introduce excessive or imprudent risk taking of a material nature;
•	identifying the business risks that our compensation plan and program features could potentially encourage or create;
•	balancing these business risks against our existing internal control systems designed to manage and mitigate these business risks; and
•	analyzing whether the unmitigated risks, as a whole, are reasonably likely to have a material adverse effect on us.
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Various persons were consulted during the course of the assessment, including our executive officers and senior members of our human resources department. The Compensation Committee engages Gallagher to review our executive and company-wide compensation plans and programs and provide advice regarding appropriate levels of incentive.

The Compensation Committee noted several features of our compensation structure that mitigate risk, including, for example:

•	we use a pay mix that is well balanced between short-term financial performance and long-term stock performance, consisting of secure compensation in the form of base salary, short-term incentives in the form of potential for cash bonuses, and long-term incentives in the form of stock options and time-vested restricted stock that generally vest over four or five years;
•	in most instances, management or the Compensation Committee retains the discretion to decrease all forms of incentive compensation based on significant individual or Company performance shortfalls;
•	we periodically benchmark our compensation plans and programs and target executive and non-executive compensation within the normal limits of the competitive market; and
•	the Compensation Committee provides oversight of our compensation plans and programs and compensation philosophy, makes recommendations to the Board with respect to improvements to our compensation plans and programs, and is responsible for reviewing and approving executive compensation and administering and awarding incentive, deferred and equity compensation to our senior executives.

In light of the assessment described above, the Compensation Committee concluded that the risks associated with our compensation plans and programs (executive and company-wide) are not reasonably likely to have a material adverse effect on our Company.

Implications of Tax and Accounting Matters

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles that we employ. Although the Compensation Committee reviews and considers both the accounting and tax effects of various components of compensation, those effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components.

As a result of changes to federal tax laws, which became effective in 2018, compensation paid to certain executive officers under arrangements entered into or materially modified after November 2, 2017 generally are not deductible to the extent they result in compensation that exceeds $1 million in any one year for any such executive officer. Before 2018, a deduction was allowed for certain performance-based pay in excess of $1 million for executive officers who were subject to the limitation. Recognizing the importance of linking pay and performance, we intend to continue to include performance conditions on a portion of the compensation of our executive officers.

As more fully described below under the heading “Termination, Change-in-Control and Non-Competition/Non-Solicitation,” with the exception of Ms. Frieders, all of our Named Executive Officers are entitled to receive certain compensation in the event of a termination of employment in connection with a change-in-control event for our Company, which payments may trigger the application of the “golden parachute” provisions of Sections 280G and 4999 of the Code. Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change-in-control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual receiving the excess parachute payment. Excess parachute payments are golden parachute payments that exceed an amount determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements of our Named Executive Officers, our Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of Sections 280G and 4999, which, under certain circumstances, may limit the deductibility of executive compensation. However, our Compensation Committee may determine, in its judgment, to authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

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Conclusion

The level and mix of compensation that the Compensation Committee finally decides upon as to each executive is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages for the Named Executive Officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Compensation Committee Interlocks and Insider Participation

During the 2019 Fiscal Year, the following directors served on the Compensation Committee: Peter Migliorini (Chairman), Thomas H. Schwartz, Rose Peabody Lynch and Robert Smith. During the 2019 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of our Company or any of our subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Executive Officers

The following table identifies the executive officers of the Company, and their ages and positions:

Name	Age	Position
Edward R. Rosenfeld	44	Chairman of the Board and Chief Executive Officer
Amelia Newton Varela	48	President
Arvind Dharia	70	Chief Financial Officer and Secretary
Awadhesh Sinha	74	Chief Operating Officer
Karla Frieders	43	Chief Merchandising Officer
Lisa Keith	35	Vice President and General Counsel

Arvind Dharia has been our Chief Financial Officer since October 1992 and was a director of our Company from December 1993 through May 2004. Mr. Dharia has been Secretary of the Company since 1993. From December 1988 until joining us in September 1992, Mr. Dharia was Assistant Controller of Millennium III Real Estate Corp., a real estate management company.

Awadhesh Sinha became our Chief Operating Officer in July 2005. Mr. Sinha was a director of our Company from October 2002 to July 2005, before joining us as our Chief Operating Officer. Mr. Sinha was the Chief Operating Officer and Chief Financial Officer of WEAR ME Apparel Inc., a company that designs, manufactures and markets branded and non-branded children’s clothing, from 2003 to July 2005. Prior to that, Mr. Sinha worked for Salant Corporation, a company that designs, manufactures and markets men’s clothing, for 22 years, and held the position of Chief Operating Officer and Chief Financial Officer of Salant Corporation from 1998 to 2003.

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Karla Frieders has been our Chief Merchandising Officer since September 2015. Previously, Ms. Frieders served as President of Retail from January 2013 and Vice President of Retail from October 2009 until January 2013. Prior to these roles, Ms. Frieders held various buying positions at our Company from 1999.

Lisa Keith has been our Vice President and General Counsel since November 1, 2019. Ms. Keith joined our Company as Vice President, Associate General Counsel in May 2017 and served as Vice President, Deputy General Counsel from February 2019 to October 2019. Prior to joining us, Ms. Keith practiced intellectual property law and litigation with the New York City law firms of Davis Wright Tremaine LLP from 2012 to 2017, and Gibson, Dunn & Crutcher LLP from 2009 to 2012. Ms. Keith received her J.D degree from New York University School of Law and her B.A. degree from Brandeis University.

Please see the section of this Proxy Statement captioned “Proposal One: Election of Directors” for biographical summaries and other information concerning our Chairman of the Board and Chief Executive Officer, Edward R. Rosenfeld, and our President, Amelia Newton Varela, as well as our other director nominees.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation information for our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer relating to the fiscal years ended December 31, 2019, 2018 and 2017, respectively. In this Proxy Statement, we refer to this group of people as our “Named Executive Officers.”

In accordance with applicable SEC rules, the Summary Compensation Table includes, for a particular fiscal year, only those stock awards made during that fiscal year and not any awards made after year-end even if awarded for services rendered in that year. SEC rules require that such awards be reflected in the year of grant and, as such, awards made after the end of the 2019 Fiscal Year will appear in the Summary Compensation Table to be included in our proxy statement for our 2021 Annual Meeting of Stockholders.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total Compensation ($)
Edward R. Rosenfeld	2019	943,961	—	5,864,811	—	500,000		26,400	(2)	7,335,172
Chief Executive Officer	2018	899,038	—	5,664,780	—	500,000		26,250	(3)	7,090,068
	2017	849,039	—	1,515,972	—	500,000		26,100	(4)	2,891,111

Amelia Newton Varela	2019	669,538	—	—	—	182,006	(5)	23,400	(6)	874,944
President	2018	649,615	—	—	—	263,302	(7)	23,250	(8)	936,167
	2017	629,423	—	505,324	814,000	338,669	(9)	23,100	(10)	2,310,516

Arvind Dharia	2019	611,321	—	—	—	200,000		106,691	(11)	918,012
Chief Financial Officer	2018	582,455	—	602,438	—	220,000		106,565	(12)	1,511,458
	2017	582,455	—	—	—	220,000		109,720	(13)	912,175

Awadhesh Sinha	2019	724,220	—	—	—	200,000	(14)	24,101	(15)	948,321
Chief Operating Officer	2018	701,596	—	75,214	—	274,600	(16)	23,708	(17)	1,100,518
	2017	680,625	—	1,007,042	—	300,000	(18)	23,806	(19)	1,911,473

Karla Frieders	2019	583,875	—	496,953		100,000		8,400	(20)	1,189,228
Chief Merchandising Officer	2018	563,000	—	502,843	—	100,000		8,250	(21)	1,174,093
	2017	517,846	—	751,000	—	100,000		29,822	(22)	1,398,668

(1)	The amounts in this column reflect the total grant date fair value of awards granted during the applicable year for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017, respectively, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note J to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2020 and in Note H to our audited financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 included in our Annual Reports on Form 10-K filed with the Securities and Exchange Commission on February 28, 2019 and March 1, 2018, respectively.
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(2)	Consists of an $18,000 automobile allowance and $8,400 in annual match contributions to Mr. Rosenfeld’s 401(k) plan account.
(3)	Consists of an $18,000 automobile allowance and $8,250 in annual match contributions to Mr. Rosenfeld’s 401(k) plan account.
(4)	Consists of an $18,000 automobile allowance and $8,100 in annual match contributions to Mr. Rosenfeld’s 401(k) plan account.
(5)	Consists of a non-equity incentive payment of $182,006 made pursuant to a bonus formula in Ms. Varela’s employment agreement. See “Employment Arrangements.”
(6)	Consists of a $15,000 automobile allowance and $8,400 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(7)	Consists of a non-equity incentive payment of $263,302 made pursuant to a bonus formula in Ms. Varela’s employment agreement. See “Employment Arrangements.”
(8)	Consists of a $15,000 automobile allowance and $8,350 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(9)	Consists of a non-equity incentive payment of $338,669 made pursuant to a bonus formula in Ms. Varela’s employment agreement. See “Employment Arrangements.”
(10)	Consists of a $15,000 automobile allowance and $8,100 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(11)	Consists of a $14,645 automobile allowance, $83,646 life insurance premiums and $8,400 in annual match contributions to Mr. Dharia’s 401(k) plan account.
(12)	Consists of a $14,348 automobile allowance, $86,967 life insurance premiums and $8,250 in annual match contributions to Mr. Dharia’s 401(k) plan account.
(13)	Consists of a $14,763 automobile allowance, $86,857 life insurance premiums and $8,100 in annual match contributions to Mr. Dharia’s 401(k) plan account.
(14)	Consists of a non-equity incentive payment of $135,895 made pursuant to a bonus formula in Mr. Sinha’s employment agreement and an additional non-equity incentive payment of $64,105. See “Employment Arrangements.”
(15)	Consists of a $15,701 automobile allowance and $8,400 in annual matching contributions to Mr. Sinha’s 401(k) plan account.
(16)	Consists of a non-equity incentive payment of $274,600 made pursuant to a bonus formula in Mr. Sinha’s employment agreement. See “Employment Arrangements.”
(17)	Consists of a $15,458 automobile allowance and $8,250 in annual matching contributions to Mr. Sinha’s 401(k) plan account.
(18)	Includes a non-equity incentive payment of $300,000 made pursuant to a bonus formula in Mr. Sinha’s employment agreement. See “Employment Arrangements.”
(19)	Consists of a $15,706 automobile allowance and $8,100 in annual matching contributions to Mr. Sinha’s 401(k) plan account.
(20)	Consists of $8,400 in annual matching contributions to Ms. Frieders’ 401(k) plan account.
(21)	Consists of $8,250 in annual matching contributions to Ms. Frieders’ 401(k) plan account.
(22)	Consists of a $21,722 living allowance and $8,100 in annual matching contributions to Ms. Frieders’ 401(k) plan account.
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Employment Arrangements

Edward R. Rosenfeld. On December 31, 2018, we entered into a new employment agreement (the “Rosenfeld 2018 Agreement”) with Mr. Rosenfeld to replace our employment agreement, which expired on December 31, 2018. Pursuant to the Rosenfeld 2018 Agreement, Mr. Rosenfeld continues to serve as our Chief Executive Officer and executive Chairman of the Board of Directors through December 31, 2021 unless sooner terminated in accordance with the terms of the agreement. The Rosenfeld 2018 Agreement provides for an annual base salary of $945,000, $992,250 and $1,041,863 for fiscal years 2019, 2020 and 2021, respectively, and a monthly automobile allowance of $1,500. Pursuant to the Rosenfeld 2018 Agreement, on December 31, 2018, Mr. Rosenfeld was granted 87,500 shares of Common Stock, subject to certain restrictions. Those restricted shares of Common Stock, which were issued under the 2006 Plan, vest in five equal annual installments of 17,500 shares that commenced on December 1, 2019. In addition, on February 1, 2019, Mr. Rosenfeld received an additional award of 87,500 shares of our Common Stock, subject to certain restrictions. These restricted shares of Common Stock, which were issued under the 2006 Plan, will also vest in five equal annual installments of 17,500 shares commencing on February 1, 2020. The Rosenfeld 2018 Agreement provides that Mr. Rosenfeld will receive additional compensation and bonuses, if any, at the absolute discretion of the Board of Directors.

In the event of his death, the Rosenfeld 2018 Agreement provides for the payment to Mr. Rosenfeld’s estate of his base salary for the 12-month period immediately after the date of his death. The agreement also provides that if Mr. Rosenfeld’s employment is terminated due to his “total disability” (as defined in the Rosenfeld 2018 Agreement), Mr. Rosenfeld will receive payment of his base salary for the 12-month period immediately after the date on which he is determined to be totally disabled. The Rosenfeld 2018 Agreement allows us to terminate his employment for “cause” (as defined therein) or without cause. If we terminate Mr. Rosenfeld’s employment for cause, we will have no further obligations to Mr. Rosenfeld, and Mr. Rosenfeld will be entitled to no further compensation from us, except for pro-rata amounts due to him on the date of his termination. If we terminate Mr. Rosenfeld’s employment without cause or if Mr. Rosenfeld resigns for “good reason” (as defined in the Rosenfeld 2018 Agreement), Mr. Rosenfeld will be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of the remainder of the term of the agreement or six months.

In addition, if we terminate Mr. Rosenfeld’s employment without cause or if he resigns for good reason during the period commencing 90 days prior to a “change of control” (as defined in the Rosenfeld 2018 Agreement) and ending 180 days following a change of control, Mr. Rosenfeld will receive an amount equal to two and one-half times the sum of (i) the annual base salary to which he was entitled as of the date of termination or resignation of plus (ii) the average cash bonus he received for the preceding three-year period ending on the last previous December 31 (the “Change of Control Payment”). However, if the Change of Control Payment (or a portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Rosenfeld will be paid either (i) the Change of Control Payment (which will be subject to all applicable taxes to be paid by him including the excise tax payable pursuant to Section 4999 and which will be limited as to deductibility to our Company) or (ii) a reduced amount, calculated in accordance with Section 280G, that may be paid to the executive without the imposition of an excise tax under Section 4999 and which shall be fully deductible to the Company, whichever payment yields the greater after-tax benefit to him.

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Amelia Varela. On December 30, 2016, we entered into an employment agreement with Ms. Varela (the “Varela 2016 Agreement”), which replaced her prior, expiring employment agreement. Pursuant to the Varela 2016 Agreement, Ms. Varela continued to serve our President for a term of three years through December 31, 2019. The Varela 2016 Agreement provided for an annual base salary of $630,000, $650,000 and $670,000 for the years 2017, 2018 and 2019, respectively, and a monthly automobile allowance of $1,250 in each year of the term. In addition, pursuant to the Varela 2016 Agreement, on January 3, 2017, Ms. Varela was granted an option to purchase 150,000 shares of our Common Stock under the 2006 Plan, at an exercise price of $23.83 per share, which option vests in four equal annual installments of 37,500 shares on each anniversary of the date of grant, which commenced on January 3, 2018.

The Varela 2016 Agreement entitled Ms. Varela to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2017, 2018 and 2019 in an amount equal to 2% of the increase, if any, in our total earnings before interest and taxes (“EBIT”) for each such year over our total EBIT for the immediately preceding year, less any deductions required to be withheld by applicable laws and regulations. EBIT attributable to any business that we acquired after December 30, 2016 was not included in the calculation for the purpose of determining Ms. Varela’s annual bonus. Ms. Varela received a cash bonus of $182,006 for 2019 EBIT performance, $263,302 for 2018 EBIT performance, and $338,669 for 2017 EBIT performance.

On December 27, 2019, we entered into a new employment agreement (the “Varela 2019 Agreement”) with Ms. Varela, pursuant to which she will continue to serve as our President through December 31, 2022, unless sooner terminated in accordance with the terms of the agreement. The Varela 2019 Agreement replaces the Varela 2016 Agreement, which expired on December 31, 2019. The Varela 2019 Agreement provides for an annual base salary of $700,000, $725,000, and $750,000 for fiscal years 2020, 2021, and 2022 and an annual automobile allowance of $15,000 in each year of the term. In addition, on January 2, 2020, pursuant to the Varela 2019 Agreement, Ms. Varela was granted 27,000 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on January 2, 2021.

The Varela 2019 Agreement entitles Ms. Varela to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2020, 2021 and 2022 in an amount equal to 2% of the increase, if any, in our total EBIT for each such year over our total EBIT for the immediately preceding year, less any deductions required to be withheld by applicable laws and regulations. EBIT attributable to any business that we acquire after January 1, 2020 will be included in the calculation for the purpose of determining Ms. Varela’s annual bonus after one year of Company ownership.

If the Varela 2019 Agreement is terminated due to Ms. Varela’s “disability” (as defined in the agreement) or death, we are obligated to pay Ms. Varela (or her estate) the amount of accrued and unpaid salary through the date of termination plus any performance-based cash bonus that has accrued for the year prior to termination and is unpaid at the time Ms. Varela’s employment is terminated. We may terminate the agreement for “cause” (as defined in the Varela 2019 Agreement), in which case she will be entitled only to accrued and unpaid salary through the date of termination of employment. If we terminate Ms. Varela’s employment without cause, she would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if we terminate Ms. Varela’s employment without cause during the period commencing 30 days prior to a “change of control” (as defined in the Varela 2019 Agreement) transaction and ending 180 days following a change of control transaction, she is entitled to receive an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which she was entitled as of the date of termination plus (ii) the average cash bonus received by her for the preceding three-year period ending on the last previous December 31 or (B) the maximum amount that is tax deductible to us under Section 280G of the Code.

Arvind Dharia. In January 1998, we entered into an employment agreement with Arvind Dharia, which has been amended from time to time, most recently on April 20, 2018 (the “Dharia Agreement”). Pursuant to the Dharia Agreement, Mr. Dharia will continue to serve as our Chief Financial Officer for a term extending through December 31, 2020. Pursuant to the Dharia Agreement, as amended, Mr. Dharia received an annual base salary of $582,455 for the period commencing January 1, 2015 and ending December 31, 2018 and $611,578 for 2019 and will receive an annual base salary of $642,157 for 2020. The Dharia Agreement also provides for a monthly car allowance of $1,600 through the term and payment of life insurance premiums on Mr. Dharia’s behalf of approximately $80,000 per year. Pursuant to the Dharia Agreement, on May 1, 2018, Mr. Dharia was granted 18,750 shares of Common Stock, subject to certain restrictions. These restricted shares of Common Stock, which were issued to Mr. Dharia under the 2006 Plan, vest in three equal annual installments, which vesting commenced on December 15, 2018. Under the Dharia Agreement, Mr. Dharia is entitled to awards under such plan as may be determined by the Board of Directors, or a committee thereof, from time to time in its absolute discretion. The Dharia Agreement provides that he will receive an annual bonus in such amount, if any, and at such time or times, as the Board of Directors may determine in its absolute discretion.

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Pursuant to the Dharia Agreement, in the event of Mr. Dharia’s death, we will make a payment to Mr. Dharia’s estate of his base salary for the 12-month period immediately after the date of Mr. Dharia’s death. The Dharia Agreement also provides that if we terminate his employment due to his “total disability” (as defined in the Dharia Agreement), he will receive payment of his base salary for the 12-month period immediately after the date he is determined to be totally disabled. If we terminate Mr. Dharia’s employment “for cause” (as defined in the Dharia Agreement), we will be obligated to pay Mr. Dharia the amount of compensation that is accrued and unpaid through the date of termination and will have no further obligations to him. If we terminate Mr. Dharia’s employment for any reason other than “for cause” or his death or total disability, we will be is obligated to pay Mr. Dharia, in two installments, (a) an amount equal to the product of (x) his base salary on the effective date of such termination plus the bonus paid or payable, if any, for the fiscal year ended on the December 31st immediately preceding the termination date, multiplied by (y) the number of years (and fraction of years) remaining in the term; and (b) the amount payable to him, or on his account, for what would have been the balance of the term of the Dharia Agreement with respect to certain benefits and plans as set forth in the Dharia Agreement. If we decide not to renew the Dharia Agreement, then Mr. Dharia will be entitled to receive severance compensation, in cash, in an amount equal to his then-current base salary for the 90-day period commencing on the expiration of the term.

If there is a “change of control” and we terminate Mr. Dharia’s employment other than “for cause” or if Mr. Dharia resigns “for good reason” (as such terms are defined in the Dharia Agreement), he will receive an amount equal to two and one half times (i) the annual base salary to which he was entitled as of the date of termination or resignation plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 (the “Change of Control Payment”). However, if the Change of Control Payment (or a portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, Mr. Dharia will be paid either (i) the Change of Control Payment (which shall be subject to all applicable taxes to be paid by the executive including the excise tax payable pursuant to Section 4999 and which shall be limited as to deductibility to us) or (ii) a reduced amount, calculated in accordance with Section 280G, that may be paid to him without the imposition of an excise tax under Section 4999 and which shall be fully deductible to us, whichever payment yields the greater after-tax benefit to him.

Awadhesh Sinha. On December 30, 2016, we entered into an employment agreement (the “Sinha 2016 Agreement”) with Mr. Sinha to replace his prior, expiring employment agreement. Pursuant to the Sinha 2016 Agreement, Mr. Sinha continued to serve as our Chief Operating Officer through December 31, 2019. The Sinha 2016 Agreement provided for an annual base salary of $681,000, $702,000 and $723,000 for the years 2017, 2018 and 2019, respectively, and entitled Mr. Sinha to a monthly automobile allowance of $1,850 and the payment of term life insurance premiums on Mr. Sinha’s behalf in the amount of approximately $3,500 per year. On January 3, 2017, pursuant to the Sinha 2016 Agreement, Mr. Sinha was granted 42,253 shares of Common Stock, subject to certain restrictions. These restricted shares of Common Stock, which were issued under the 2006 Plan, vested in three substantially equal annual installments, which vesting commenced on December 15, 2017.

The Sinha 2016 Agreement entitled Mr. Sinha to an annual performance-based bonus for each of the fiscal years ended December 31, 2017, 2018 and 2019 in an amount equal to 2% of the increase, if any, in our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each such year over our EBITDA for the immediately preceding year. For any business acquired after December 30, 2016, EBITDA from the acquired business was included in the bonus calculation starting with the first full quarter under our ownership, provided that the prior year’s EBITDA will likewise be adjusted to include EBITDA from the acquired business for comparable quarters in the prior year on a pro forma basis assuming that we had owned the business. The maximum annual bonus was $600,000, the first $300,000 of which was be payable in cash and for any amount of the annual bonus in excess of $300,000 by a grant of restricted shares of Common Stock, which vested in three equal annual installments commencing on the first anniversary of the grant date. Mr. Sinha received (i) a cash bonus of $300,000 and a grant of 2,493 restricted shares of Common Stock for 2017 EBITDA performance; (ii) a cash bonus of $274,600 for 2018 EBITDA performance; and (iii) a cash bonus of $135,895 for 2019 EBITDA performance plus an additional discretionary cash bonus of $64,105. We are entitled to claw back bonuses and other incentive-based compensation paid to Mr. Sinha if we determine that such compensation was based upon materially inaccurate financial statements.

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On December 27, 2019, we entered into a new employment agreement (the “Sinha 2019 Agreement”) with Mr. Sinha, pursuant to which he will continue to serve as our Chief Operating Officer through December 31, 2021, unless sooner terminated in accordance with the terms of the agreement. The Sinha 2019 Agreement replaces the Sinha 2016 Agreement, the initial term of which expired on December 31, 2019. Under the Sinha 2019 Employment Agreement, Mr. Sinha will receive an annual base salary of $745,000 and $767,000 for fiscal years 2020 and 2021, respectively, and an annual automobile allowance of $22,500 in each year of the term. We will also pay term life insurance premiums on his behalf in the amount of approximately $11,000 per year less deductions required to be withheld by applicable laws and regulations. In accordance with the terms of the Sinha 2019 Agreement, on January 2, 2020, we granted Mr. Sinha 11,598 restricted shares of Common Stock, which vest in two equal installments on December 15, 2020 and December 15, 2021.

The Sinha 2019 Agreement entitles Mr. Sinha to an annual performance-based bonus for each of the fiscal years ended December 31, 2020 and 2021 in an amount equal to 2% of the increase, if any, in our EBITDA for each such year over our EBITDA for the immediately preceding year. For any business acquired after January 1, 2020, EBITDA from the acquired business is included in the bonus calculation starting with the first full quarter under our ownership, provided that the prior year’s EBITDA will likewise be adjusted to include EBITDA from the acquired business for comparable quarters in the prior year on a pro forma basis assuming we had owned the business. We are entitled to claw back bonuses and other incentive-based compensation paid to Mr. Sinha if we determine that such compensation was based upon materially inaccurate financial statements.

In the event of Mr. Sinha’s death, the Sinha 2019 Agreement provides for the payment to his estate of his base salary for the 12-month period immediately after the date of Mr. Sinha’s death. In addition, in the event of Mr. Sinha’s “total disability” (as such term is defined in the Sinha 2019 Agreement), we will be obligated to continue to pay his base salary for the 12-month period immediately after the date of determination of such total disability. If we terminate Mr. Sinha’s employment “for cause” (as such term is defined in the Sinha 2019 Agreement), or Mr. Sinha resigns without “good reason” (as such term is defined in the Sinha 2019 Agreement), we will be obligated to pay Mr. Sinha the amount of compensation that is accrued and unpaid through the date of termination. If we terminate Mr. Sinha’s employment without cause or he resigns for good reason, he will be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of (i) the remainder of the term or (ii) six months.

If there is a “change of control” transaction and we have terminated his employment other than “for cause” or if he resigns “for good reason,” Mr. Sinha will receive an amount equal to two and one half times the sum of (i) the annual base salary to which he was entitled as of the date of termination or resignation of employment plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 (the “Change of Control Payment”). However, if the Change of Control Payment (or a portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, we will pay Mr. Sinha either (i) the Change of Control Payment (which shall be subject to all applicable taxes to be paid by him, including the excise tax payable pursuant to Section 4999, and which shall be limited as to deductibility to us) or (ii) a reduced amount, calculated in accordance with Section 280G, that may be paid to him without the imposition of an excise tax under Section 4999 and which shall be fully deductible to us, whichever payment yields the greater after-tax benefit to Mr. Sinha.

Karla Frieders. On September 4, 2015, we entered into an employment agreement with Ms. Frieders, pursuant to which she served as our Chief Merchandising Officer for a term commencing on September 4, 2015 and ending on February 29, 2017. The employment agreement provided for an annual base salary during the term of $440,000 and an annual performance-based bonus for each of the fiscal years ending December 31, 2015 and 2016 in an amount to be determined by us in our absolute discretion.

On April 11, 2017, we entered into a new employment agreement (the “Frieders Agreement”) with Ms. Frieders, which replaced the prior employment agreement, which had expired on February 29, 2017. Pursuant to the Frieders Agreement, Ms. Frieders will continue to serve as our Chief Merchandising Officer through April 30, 2020 unless the Frieders Agreement is sooner terminated in accordance with its terms. The Frieders Agreement provides to Ms. Frieders an annual base salary of $550,000 from April 11, 2017 through April 30, 2018, $570,000 from May 1, 2018 through April 30, 2019 and $590,000 from May 1, 2019 through April 30, 2020. The Frieders Agreement also entitles Ms. Frieders to an annual performance bonus for each of the fiscal years ending December 31, 2017, 2018 and 2019 in an amount to be determined by us in our absolute discretion and paid to her on or about March 15 with respect to the prior year. On April 11, 2017, under the Frieders Agreement, Ms. Frieders was granted 30,000 shares of Common Stock, subject to certain restrictions. These restricted shares of Common Stock, which were issued under the 2006 Plan, vest in five equal annual installments, commencing on April 1, 2018.

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If we terminate Ms. Frieders’ employment due to her “disability” (as defined in the Freider’s Agreement) or her death, we are obligated to pay her (or her estate) the amount of accrued and unpaid salary through the date of termination of employment. We may terminate Ms. Frieders’ employment for “cause” (as defined in the agreement) and, in such event, she will be entitled only to accrued and unpaid salary through the date of termination of employment. If we terminate Ms. Frieders’ employment without cause, she would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term.

GRANTS OF PLAN-BASED AWARDS IN THE 2019 FISCAL YEAR

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in the 2019 Fiscal Year, including performance-based awards and those using time-based vesting. Following the table is a discussion of material factors related to the information disclosed in the table.

						All Other	All Other
		Estimated future payouts under equity				Stock	Option
		incentive plan awards				Awards:	Awards:		Grant Date
						Number of	Number of	Exercise or	Fair Value
						Shares of	Securities	Base Price	of Stock and
						Stock or	Underlying	of Option	Option
		Threshold	Target		Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)		($)	(#)	(#)	($/Sh)	($)

Edward R. Rosenfeld	n/a	—	2,324,448	(1)	—	—	—	—	—
	02/01/19	—	—			87,500	—	—	2,883,125
	03/15/19	—	—		—	91,547	—	—	2,981,686

Amelia Newton Varela	n/a	—	1,084,742	(1)	—	—	—	—	—
	03/15/19	—	263,302	(2)	—	—	—	—	—

Arvind Dharia	n/a	—	1,084,742	(1)	—	—	—	—	—

Awadhesh Sinha	n/a	—	1,084,742	(1)	—	—	—	—	—
	03/15/19	—	274,600	(3)	—	—	—	—	—

Karla Frieders	n/a	—	1,084,742	(1)	—	—	—	—	—
	03/15/19	—	—		—	15,258	—	—	496,953

(1)	In the 2019 Fiscal Year, the Compensation Committee established a bonus pool for our Named Executive Officers and other key executives based on 6% of our net income achieved in the 2019 Fiscal Year and also fixed each executive’s maximum share of the 2019 bonus pool, which was 30% for Mr. Rosenfeld and 14% for each other Named Executive Officer. Because the bonus pool was established as a percentage of our 2019 Fiscal Year net income, it would not be possible to determine the amount of these potential bonuses until the completion of the 2019 Fiscal Year. Accordingly, the amount indicated is a representative payout amount and equals the maximum bonus the Named Executive Officer would have been eligible to receive from a bonus pool of $8,478,000, which equals 6% of the $141,311,000 in net income we achieved in the fiscal year ended December 31, 2019. See the discussion of the 2019 bonus pool and the individual target awards of the Named Executive Officers appearing above in the “Annual Performance-Based Bonus - Based on Specific Performance Metrics” section of “Compensation Structure.” As disclosed therein, we paid these performance bonuses in a combination of cash and restricted shares of Common Stock. Accordingly, on March 13, 2020, Mr. Rosenfeld, Mr. Dharia and Ms. Frieders received performance-based cash bonuses of $500,000, $200,000 and $100,000, respectively, and, on March 16, 2020, Mr. Rosenfeld received a grant of 108,030 restricted shares of Common Stock. In accordance with applicable SEC rules, these restricted stock awards will appear in the Summary Compensation Table to be included in our proxy statement for our 2021 Annual Meeting of Stockholders provided the restricted stock award recipient is a Named Executive Officer in that proxy statement.
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(2)	Under an employment agreement dated December 30, 2016 between us and Ms. Varela, Ms. Varela is entitled to receive a cash bonus under our 2019 Plan on or about March 15, 2020 in an amount equal to 2% of the increase, if any, in our total EBIT for the 2019 Fiscal Year over our total EBIT for the fiscal year ended December 31, 2018. Since it would not be possible to determine the amount of Ms. Varela’s cash bonus, if any, until the completion of the 2019 Fiscal Year, the amount indicated as the target bonus payout is a representative amount and based upon the actual increase in our EBIT performance for the fiscal year ended December 31, 2018 from our EBIT performance for the fiscal year ended December 31, 2017. See the discussion of this grant to Ms. Varela appearing above in the “Annual Performance-Based Bonus - Based on Specific Performance Metrics” section of “Compensation Structure” and above under “Employment Arrangements.” As disclosed in the Summary Compensation Table above, Ms. Varela received a cash bonus of $182,006 for our 2019 EBIT performance.
(3)	Under an employment agreement dated December 30, 2016 between us and Mr. Sinha, Mr. Sinha is entitled to receive a bonus under our 2019 Plan on or about March 15, 2020 in an amount equal to 2% of the increase, if any, in our EBITDA for the 2019 Fiscal Year over our EBITDA for the immediately preceding fiscal year. The maximum annual bonus is $600,000, the first $300,000 of which is payable in cash and for any amount of the annual bonus in excess of $300,000 by a grant of restricted shares of Common Stock, which restricted Common Stock will vest in three equal annual installments commencing on the first anniversary of the grant date. Since it would not be possible to determine the amount of Mr. Sinha’s bonus, if any, until the completion of the 2019 Fiscal Year, the amount indicated as the target bonus payout is a representative amount and based upon the actual increase in our EBITDA performance for the fiscal year ended December 31, 2018 from our EBITDA performance for the fiscal year ended December 31, 2017. See the discussion of this grant to Mr. Sinha appearing above in the “Annual Performance-Based Bonus - Based on Specific Performance Metrics” section of “Compensation Structure” and above under “Employment Arrangements.” As disclosed in the Summary Compensation Table above, Mr. Sinha received a cash bonus of $135,895 for our 2019 EBITDA performance and an additional discretionary cash bonus of $64,105.

Plan-Based Awards

2006 Stock Incentive Plan

As of March 10, 2006, our Board of Directors adopted the Steven Madden, Ltd. 2006 Stock Incentive Plan (the “2006 Plan”) and on May 26, 2006, our stockholders approved the adoption of the 2006 Plan. The 2006 Plan was amended in 2007 and 2008. On April 6, 2009, our Board of Directors adopted an Amended and Restated 2006 Stock Incentive Plan, and on May 22, 2009, our stockholders approved the Amended and Restated 2006 Stock Incentive Plan. On April 5, 2012, our Board of Directors approved an amendment of the Amended and Restated 2006 Stock Incentive Plan primarily to increase the number of shares of Common Stock available for issuance thereunder, subject to stockholder approval of such amendment. The amendment to the Amended and Restated 2006 Stock Incentive Plan was approved by our stockholders at the 2012 Annual Meeting of Stockholders on May 25, 2012. Our stockholders re-approved the material terms of the performance goals contained in the 2006 Plan pursuant to the requirements of Section 162(m) of the Code as then in effect at the 2016 Annual Meeting of Stockholders on May 27, 2016.

Our Amended and Restated 2006 Stock Incentive Plan is referred to as the “2006 Plan” throughout this Proxy Statement. The purpose of the 2006 Plan was to enhance the profitability and value of our Company for the benefit of our stockholders by enabling us to offer eligible employees, consultants and non-employee directors cash and stock-based incentives in our Company to attract, retain and reward such individuals and provide additional incentive for such persons to exert maximum efforts for success by encouraging stock ownership in our Company. The 2006 Plan serves as a means to strengthen the mutuality of interests between such individuals and our stockholders.

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The maximum number of shares of Common Stock available for issuance under the 2006 Plan was 35,199,000 shares. As of March 20, 2020, there were outstanding 4,164,530 unvested shares of restricted stock and options to purchase 2,506,603 shares of Common Stock; options had been exercised, or restricted stock had vested, with respect to 28,526,524 shares of Common Stock; and 1,343 shares of Common Stock remained available for grant under the 2006 Plan when it expired on April 6, 2019.

2019 Incentive Compensation Plan

On February 25, 2019, upon recommendation of the Compensation Committee, the Board unanimously approved the adoption of the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “2019 Plan”), and on May 24, 2019, our stockholders approved the adoption of the 2019 Plan. The 2019 Plan is the successor to the 2006 Plan, the term of which expired on April 6, 2019.

Our 2019 Incentive Compensation Plan is referred to as the “2019 Plan” throughout this Proxy Statement. The purpose of the 2019 Plan is to enhance our profitability and value for the benefit of our stockholders by enabling us to offer eligible employees, consultants and non-employee directors cash and stock-based incentives to attract, retain and reward such individuals and provide additional incentive for such persons to exert maximum efforts for our success by encouraging stock ownership in our Company. The 2019 Plan serves as a means to strengthen the mutuality of interests between such individuals and our stockholders.

The maximum number of shares of Common Stock available for issuance under the 2019 Plan is 11,000,000 shares. As of March 20, 2020, there were outstanding 1,097,643 unvested shares of restricted stock and unvested options to purchase 501,750 shares of Common Stock; no options and no shares of restricted stock had vested as of March 20, 2020, and 9,591,550 shares of Common Stock remained available for grant under the 2019 Plan.

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OUTSTANDING EQUITY AWARDS AT END OF THE 2019 FISCAL YEAR

The following table sets forth information concerning unexercised stock options, restricted stock that has not vested and stock awards outstanding for each of the Named Executive Officers as of the end of the 2019 Fiscal Year. All awards that occurred prior to the three-for-two split of our Common Stock effectuated as a stock dividend on or about October 1, 2013 and the three-for-two split of our Common Stock effectuated as a stock dividend on or about October 11, 2018 have been adjusted to account for each such stock split, as applicable.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward R. Rosenfeld	—	—		—	—	—	458,590	(1)	19,637,935	—	—

Amelia Newton Varela	—	75,000	(2)	—	23.83	01/03/2024	24,837	(3)	1,068,239	—	—

Arvind Dharia	—	—		—	—	—	10,750	(4)	462,357	—	—

Awadhesh Sinha	—	—		—	—	—	831	(5)	35,741	—	—

Karla Frieders	—	—		—	—	—	5,795	(6)	249,243	—	—

(1)	On March 11, 2015, Mr. Rosenfeld was awarded 37,989 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2016. On December 31, 2015, Mr. Rosenfeld was awarded 112,500 shares of restricted Common Stock, which shares vest in five equal annual installments commencing on December 31, 2016. On February 5, 2016, Mr. Rosenfeld was awarded 112,500 shares of restricted Common Stock, which shares vest in five equal annual installments commencing on March 5, 2017. On March 15, 2016, Mr. Rosenfeld was awarded 41,344 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2017. On March 15, 2017, Mr. Rosenfeld was awarded 59,841 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2018. On March 15, 2018, Mr. Rosenfeld was awarded 100,000 shares of restricted Common Stock, which shares vest in five equal installments commencing on March 5, 2019. On December 31, 2018, Mr. Rosenfeld was awarded 87,500 shares of restricted Common Stock, which shares vest in five equal installments commencing on December 1, 2019. On February 1, 2019, Mr. Rosenfeld was awarded 87,500 shares of restricted Common stock, which vest in five equal annual installments commencing on commenced on February 1, 2020. On March 15, 2019, Mr. Rosenfeld was awarded 91,547 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2020. The above-referenced grants of restricted shares on March 11, 2015 and March 15, 2016 were forfeited and rescinded pursuant to a Forfeiture and Rescission of Awards Agreement between Mr. Rosenfeld and us because the grants, while intended as qualified performance-based compensation under Section 162(m) of the Code, did not qualify as qualified performance-based compensation under Section 162(m) of the Code on the grant date because the performance goals in the 2006 Plan under which the grants were made had not yet been re-approved by our stockholders, as periodically required by the 2006 Plan and Section 162(m) of the Code as then in effect. Our stockholders re-approved the performance goals contained in the 2006 Plan at the 2016 Annual Meeting of Stockholders and the forfeited and rescinded grants of restricted shares were re-granted to Mr. Rosenfeld on August 12, 2016.
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2)	On January 3, 2017, Ms. Varela was granted an option to purchase 150,000 shares of our Common Stock under the 2006 Plan, which option vests in four equal annual installments commencing on the first anniversary of the date of grant.
(3)	On March 11, 2015, Ms. Varela was awarded 22,993 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2016. On March 15, 2016, Ms. Varela was awarded 20,673 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2017. On March 15, 2017, Ms. Varela was awarded 19,947 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2018. The above-referenced grants of restricted shares on March 11, 2015 and March 15, 2016 were forfeited and rescinded pursuant to a Forfeiture and Rescission of Awards Agreement between Ms. Varela and us, because the grants, while intended as qualified performance-based compensation under Section 162(m) of the Code, did not qualify as qualified performance-based compensation under Section 162(m) of the Code on the grant date because the performance goals in the 2006 Plan under which the grants were made had not yet been re-approved by our stockholders, as periodically required by the 2006 Plan and Section 162(m) of the Code as then in effect. Our stockholders re-approved the performance goals contained in the 2006 Plan at the 2016 Annual Meeting of Stockholders and the forfeited and rescinded grants of restricted shares were re-granted to Ms. Varela on August 12, 2016.
(4)	On February 2, 2015, Mr. Dharia was awarded 22,500 shares of restricted Common Stock, which shares vested in five equal annual installments commencing on the first anniversary of the date awarded. On March 15, 2016, Mr. Dharia was awarded 4,651 shares of restricted Common Stock, which shares vested in four substantially equal annual installments commencing on December 15, 2016. On May 1, 2018, Mr. Dharia was awarded 18,750 shares of restricted Common Stock, which shares vest in three equal annual installments commencing on December 15, 2018.
(5)	On March 15, 2016, Mr. Sinha was awarded 4,651 shares of restricted Common Stock, which shares vested in four substantially equal annual installments commencing on December 15, 2016. On January 3, 2017, Mr. Sinha was awarded 42,253 shares of restricted Common Stock, which shares vested in three substantially equal annual installments commencing on December 15, 2017. On March 15, 2018, Mr. Sinha was awarded 2,493 shares of restricted Common Stock, which shares vest in three equal annual installments commencing on December 15, 2018. The grant of restricted shares on March 15, 2016 was forfeited and rescinded pursuant to a Forfeiture and Rescission of Awards Agreement between Mr. Sinha and us, because the grant, while intended as qualified performance-based compensation under Section 162(m) of the Code, did not qualify as qualified performance-based compensation under Section 162(m) of the Code on the grant date because the performance goals in the 2006 Plan under which the grant was made had not yet been re-approved by our stockholders, as periodically required by the 2006 Plan and Section 162(m) of the Code as then in effect. Our stockholders re-approved the performance goals contained in the 2006 Plan at the 2016 Annual Meeting of Stockholders and the forfeited and rescinded grant of restricted shares was re-granted to Mr. Sinha on August 12, 2016.
(6)	On March 2, 2015, Ms. Frieders was awarded 31,137 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on the first anniversary of the date awarded. On March 15, 2016, Ms. Frieders was awarded 8,269 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on the first anniversary of the date awarded. On April 11, 2017, Ms. Frieders was awarded 30,000 shares of restricted Common Stock, which shares vest in five equal annual installments commencing on April 1, 2018. On March 15, 2018, Ms. Frieders was awarded 16,666 shares of restricted Common Stock, which shares vest in five equal installments commencing on March 5, 2019. The grant of restricted shares on March 15, 2016 was forfeited and rescinded pursuant to a Forfeiture and Rescission of Awards Agreement between Ms. Frieders and us, because the grant, while intended as qualified performance-based compensation under Section 162(m) of the Code, did not qualify as qualified performance-based compensation under Section 162(m) of the Code on the grant date because the performance goals in the 2006 Plan under which the grant was made had not yet been re-approved by our stockholders, as periodically required by the 2006 Plan and Section 162(m) of the Code as then in effect. Our stockholders re-approved the performance goals contained in the 2006 Plan at the 2016 Annual Meeting of Stockholders and the forfeited and rescinded grant of restricted shares was re-granted to Ms. Frieders on August 12, 2016.
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OPTION EXERCISES AND STOCK VESTED IN THE 2019 FISCAL YEAR

The following table sets forth information concerning stock options exercised and restricted stock vested during the 2019 Fiscal Year for each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of the Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option. The value realized from the vesting of restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Edward R. Rosenfeld	—	—	117,016	4,224,155

Amelia Newton Varela	75,000	1,328,773	54,760	1,694,282

Arvind Dharia	—	—	11,913	465,323

Awadhesh Sinha	—	—	16,079	680,463

Karla Frieders	—	—	18,865	629,253

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2019 with respect to compensation plans (including individual compensation arrangements) under which shares of Common Stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.
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EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	2,081,812	26.85	10,516,815

Equity compensation plans not approved by security holders	—	—	—

Total	2,081,812	26.85	10,516,815

Termination, Change-in-Control and Non-Competition/Non-Solicitation

The employment agreements for Ms. Varela and Messrs. Rosenfeld, Dharia and Sinha provide for a severance payment upon a termination of employment in connection with a change-in-control of our Company. The employment agreements of Messrs. Rosenfeld, Dharia and Sinha also provide for severance payment if the executive terminates his employment for good reason in connection with a change-in-control. The change-in-control severance payments may result in the application of the “golden parachute” provisions of Section 280G of the Code, and to the extent Section 280G applies, we will may not be permitted to deduct from our taxable income the severance payments made to the Named Executive Officer. Moreover, Section 4999 of the Code would impose a 20% excise tax on the Named Executive Officer receiving the severance payment. In the case of Ms. Varela, these severance payments in connection with a change-in-control, however, are reduced if the severance payment, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that we can deduct under Section 280G of the Code. In the case of Messrs. Rosenfeld, Dharia and Sinha, the executive’s change-in-control severance payment will only be reduced to the maximum amount that we can deduct under Section 280G of the Code if the reduction provides the Named Executive Officer with the best after-tax result; otherwise, the Named Executive Officer will receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment will be disallowed.

Our employment agreements with Ms. Varela and Messrs. Rosenfeld, Dharia and Sinha also provide for severance payments to the executive if we terminate the executive’s employment without cause, or in the case of Mr. Rosenfeld and Mr. Sinha, if we give him good reason to terminate employment.

Please see the section of this Proxy Statement captioned “Employment Arrangements” for a summary description of the Named Executive Officers’ employment agreements and such severance and change-in-control provisions. These benefits are described and quantified in the section of this Proxy Statement captioned “Potential Payments Upon Termination or Change-In-Control” below.

We believe that the severance payments and payments made upon change-in-control provisions in the employment agreements provide appropriate protection to our executives, comparable to that available at peer companies and, with regard to the enhanced severance following a change-in-control, protect us from losing key executives during a period when a change-in-control may be threatened or pending. These benefits are described and quantified in the section below captioned “Potential Payments Upon Termination or Change-In-Control.”

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Mses. Frieders and Varela have each agreed to a non-compete and non-solicitation restriction through the expiration date of her employment agreement, April 30, 2020 and December 31, 2022, respectively, in the event of a voluntary termination or termination for cause. Messrs. Rosenfeld and Sinha have each agreed to a non-compete and non-solicitation restriction during the period of his employment and for a six-month period following the termination of his employment for cause or in the event of his resignation without good reason. Mr. Dharia does not have non-compete or non-solicitation provisions in his employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our employment agreements with the Named Executive Officers provide for payments to such individuals upon termination of employment or a change-in-control of our Company. Please see the section of this Proxy Statement captioned “Employment Arrangements.” The table below assumes that the termination of employment has occurred on December 31, 2019 and that the amounts would be payable to the respective Named Executive Officer if such Named Executive Officer’s employment is terminated under the various scenarios set forth below.

NAME	CASH PAYMENT ($)		CONTINUATION OF MEDICAL / WELFARE BENEFITS (PRESENT VALUE) ($)		ACCELERATION AND CONTINUATION OF EQUITY AWARD ($)		REDUCTION OF BENEFITS UPON A CHANGE-IN- CONTROL (1) ($)	TOTAL TERMINATION BENEFITS ($)
TERMINATION DUE TO DEATH
Edward R. Rosenfeld	992,250	(2)	22,508	(3)	—		—	1,014,758
Amelia Newton Varela	—		—		—		—	—
Arvind Dharia	642,157	(4)	15,134	(3)	—		—	657,291
Awadhesh Sinha	745,000	(5)	15,134	(3)	—		—	760,134
Karla Frieders	—		—		—		—	—

TERMINATION DUE TO TOTAL DISABILITY
Edward R. Rosenfeld	992,250	(2)	—		—		—	992,250
Amelia Newton Varela	—		—		—		—	—
Arvind Dharia	642,157	(4)	—		—		—	642,157
Awadhesh Sinha	745,000	(5)	15,134	(3)	—		—	760,134
Karla Frieders	—		—		—		—	—

TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON
Edward R. Rosenfeld	—		—		—		—	—
Amelia Newton Varela	—		—		—		—	—
Arvind Dharia	—		—		—		—	—
Awadhesh Sinha	—		—		—		—	—
Karla Frieders	—		—		—		—	—

TERMINATION OTHER THAN FOR CAUSE; RESIGNATION FOR GOOD REASON
Edward R. Rosenfeld	2,034,113	(6)	—		—		—	2,034,113
Amelia Newton Varela	2,175,000	(7)	—		—		—	2,175,000
Arvind Dharia	642,157	(8)	182,426	(9)	—		—	824,583
Awadhesh Sinha	1,512,000	(10)	—		—		—	1,512,000
Karla Frieders	196,667	(11)	—		—		—	196,667

TERMINATION UPON A CHANGE-IN-CONTROL
Edward R. Rosenfeld	3,404,167	(12)	—		8,752,961	(13)	—	12,157,127
Amelia Newton Varela	2,176,643	(14)	—		429,146	(13)	—	2,605,788
Arvind Dharia	2,062,278	(15)	—		39,021	(13)	—	2,101,299
Awadhesh Sinha	2,453,000	(16)	—		4,858	(13)	—	2,457,858
Karla Frieders	196,667	(17)	—		—		—	196,667

(1)	Ms. Varela’s employment agreement provides that severance payments in connection with a change-in-control are reduced if the severance payment, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that is deductible to us under Section 280G of the Code. The employment agreements of Messrs. Rosenfeld, Dharia and Sinha provide that the executive’s change-in-control severance payment will only be reduced to the maximum amount that is deductible to us under Section 280G of the Code if the reduction provides the Named Executive Officer with the best after-tax result; otherwise, the Named Executive Officer will receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment will be disallowed.
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(2)	Consists of Mr. Rosenfeld’s 2020 base salary of $992,250, which would be paid at regular intervals.
(3)	Consists of medical benefits.
(4)	Consists of Mr. Dharia’s 2020 base salary of $642,157, which would be paid at regular intervals.
(5)	Consists of Mr. Sinha’s 2020 base salary of $745,000, which would be paid at regular intervals.
(6)	Consists of the base salary of $992,250 and $1,041,863 for 2020 and 2021, respectively, that would have been paid to Mr. Rosenfeld during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2021. Mr. Rosenfeld would receive these payments at regular intervals.
(7)	Consists of the base salary of $700,000, $725,000, and $750,000 for 2020, 2021, and 2022 that would have been paid to Ms. Varela during the remainder of the term of her employment until the expiration of her employment agreement on December 31, 2022. Ms. Varela would receive these payments at regular intervals.
(8)	Consists of Mr. Dharia’s 2020 base salary of $642,157 multiplied by the number of years (and fraction of years) remaining in the term of his employment agreement, which expires on December 31, 2020. Mr. Dharia would receive 50% of this payment immediately and the remaining 50% would be paid to him one year later (i.e., on December 31, 2020).
(9)	Consists of two times the sum of Mr. Dharia’s life insurance payment ($83,646 per year) plus medical benefits ($15,134 per year).
(10)	Consists of the base salary of $745,000 and $767,000 for 2020 and 2021 that would have been paid to Mr. Sinha during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2021. Mr. Sinha would receive these payments at regular intervals.
(11)	Consists of the base salary that would have been paid to Ms. Frieders during the remainder of the term of her employment until the expiration of her employment agreement on April 30, 2020, consisting of $196,667 payable for the period from January 1, 2020 through April 30, 2020.
(12)	Consists of two and one-half times the sum of (i) Mr. Rosenfeld’s 2019 base salary of $945,000 plus (ii) the average cash bonus received by Mr. Rosenfeld for the three-year period ending on December 31, 2018. Upon a change-in-control, payments (or portions thereof) to Mr. Rosenfeld determined to constitute an “excess parachute payment” may be reduced to the maximum amount that would be tax deductible by us pursuant to Sections 280G of the Code. Upon a hypothetical December 31, 2019 change-in-control, no payments to Mr. Rosenfeld would have been subject to reduction. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Rosenfeld’s employment agreement under “Employment Arrangements.”
(13)	The amount disclosed represents the total value of the restricted stock and stock options which would have received accelerated vesting upon a hypothetical change-in-control on December 31, 2019.
(14)	Consists of two and one-half times the sum of (i) Ms. Varela’s 2019 base salary of $670,000 plus (ii) the average cash bonus received by Ms. Varela for the three-year period ending on December 31, 2018. Upon a change-in-control, payments (or portions thereof) to Ms. Varela determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by us pursuant to Sections 280G of the Code. Upon a hypothetical December 31, 2019 change-in-control, no payments to Ms. Varela would have been subject to reduction. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Ms. Varela’s employment agreement under “Employment Arrangements.”
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(15)	Consists of two and one-half times the sum of (i) Mr. Dharia’s 2019 base salary of $611,578 plus (ii) the average cash bonus received by Mr. Dharia for the three-year period ended on December 31, 2018. Upon a change-in-control, payments (or portions thereof) to Mr. Dharia determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by us pursuant to Sections 280G of the Code. Upon a hypothetical December 31, 2019 change-in-control, no payments to Mr. Dharia would have been subject to reduction. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Dharia’s employment agreement under “Employment Arrangements.”
(16)	Consists of two and one-half times the sum of (i) Mr. Sinha’s 2019 base salary of $723,000 plus (ii) the average cash bonus received by Mr. Sinha for the three-year period ended on December 31, 2018. Upon a change-in-control, payments (or portions thereof) to Mr. Sinha determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by us pursuant to Sections 280G of the Code. Upon a hypothetical December 31, 2019 change-in-control, no payments to Mr. Sinha would have been subject to reduction. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Sinha’s employment agreement under “Employment Arrangements.”
(17)	Consists of the base salary that would have been paid to Ms. Frieders during the remainder of the term of her employment until the expiration of her employment agreement on April 30, 2020, consisting of $196,667 payable for the period from January 1, 2020 through April 30, 2020. Ms. Frieders would receive these payments at regular intervals.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Peter Migliorini (Chairman)
Rose Peabody Lynch
Thomas H. Schwartz
Robert G. Smith
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PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

On March 6, 2020, the Audit Committee appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending December 31, 2020. Prior to the appointment of EY, EisnerAmper LLP (“EisnerAmper”) served as our independent registered public accountants since 1995.

In evaluating the selection of an independent registered public accounting firm for 2020, the Audit Committee considered several factors relating to potential candidates, including audit quality, the benefits of our existing auditor’s familiarity with our Company versus a fresh perspective, the key members of the audit engagement team, the most recent internal quality control review or Public Company Accounting Oversight Board inspection, auditor independence and its process for maintaining independence, the risks of a change of auditors, and the firm’s international scope and presence. In addition, the Audit Committee evaluated our Company’s requirements in light of the growth and complexity of its business and the increasing international aspects of its operations. As a result of this evaluation, the Audit Committee selected EY as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Although ratification by stockholders is not required by our organizational documents or any applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of EY as our independent registered public accountants is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain EY, but may still retain that accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interest and that of our stockholders.

Representatives of EY are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire. Representatives of EisnerAmper are not expected to attend the Annual Meeting.

Required Disclosures

As reported on our Current Report on Form 8-K filed with the SEC on March 11, 2020:

On March 6, 2020, the Audit Committee dismissed EisnerAmper as our independent registered public accounting firm effective immediately.

EisnerAmper’s reports on our consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

 During our two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through March 6, 2020, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

On March 6, 2020, the Audit Committee approved the appointment of EY as our independent registered public accounting firm, effective upon dismissal of EisnerAmper on March 5, 2020. During our two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through March 5, 2020, neither we nor anyone acting on our behalf consulted with EY regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Audit Committee’s selection of Ernst & Young LLP.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2020. Unless marked to the contrary, proxies received from stockholders will be voted in favor of ratifying the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2020.

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Independent Registered Public Accounting Firm’s Fees and Services

The aggregate fees billed to us by EisnerAmper LLP for professional services rendered for each of the past two years are set forth below:

	Year Ended December 31,
	2019	2018
Audit Fees (1)	$1,259,500	$1,310,000
Audit-Related Fees (2)	127,500	235,284
Tax Fees	—	—
All Other Fees(3)	120,000	—

Total	$1,507,000	$1,545,284

(1)	Represents the aggregate fees billed for (a) the audit of our annual financial statements, (b) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, (c) other statutory and regulatory filings or engagements and (d) the audit of our internal controls over financial reporting.
(2)	Represents the aggregate fees billed for audit-related fees related to assurance and related services. Includes, among others, the audit of our employee benefit plans and other accounting related consultations and services rendered in connection with due diligence performed for our business acquisitions.
(3)	Represents fees in connection with the audit process and internal controls relating to the newly adopted lease accounting standard.
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Audit Committee’s Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accountants. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

Prior to engagement of the independent auditor for next year’s audit, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act.

The Audit Committee’s pre-approval policies and procedures are as follows: (a) prior to each fiscal year, the Audit Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services, and (b) actual amounts paid are monitored by our financial management and reported to the Audit Committee.

All work performed by EisnerAmper LLP as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee’s charter. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the independence of EisnerAmper LLP.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the 2019 Fiscal Year and met with both management and representatives of EisnerAmper LLP, our independent registered public accountants for that year, to discuss such audited financial statements. Management and our independent registered public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has received from and discussed with EisnerAmper LLP the written disclosures and the letter regarding EisnerAmper LLP’s communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with EisnerAmper LLP the independence of EisnerAmper LLP. The Audit Committee also discussed with EisnerAmper LLP any matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2019 Fiscal Year.

Submitted by the Audit Committee of the Company’s Board of Directors:

Richard P. Randall (Chairman)
Al Ferrara
Mitchell S. Klipper
Ravi Sachdev
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PROPOSAL THREE:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require a publicly traded company to include a resolution in its proxy statement at least once every three years seeking stockholder approval, on an advisory or non-binding basis, of the compensation of the named executive officers as disclosed in such company’s proxy statement pursuant to the compensation rules of the SEC. At our 2018 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the holding of an advisory vote to approve executive compensation (commonly known as a “say-on-pay” proposal) annually. Based on these results, the Board of Directors determined to hold its advisory vote to approve executive compensation annually until the next frequency vote, which is scheduled to occur at the 2023 annual meeting of stockholders. Accordingly, we are providing stockholders with a non-binding advisory vote on the compensation of our Named Executive Officers.

As described in more detail in the Compensation Discussion and Analysis section, which begins on page 24 of this Proxy Statement, the overall objective of our executive compensation programs and practices is to support delivery of sustained operating and financial performance results with the ultimate goal being to create and maximize value for our stockholders on a long-term basis. We believe that our executive compensation programs and practices serve the interests of our stockholders by enabling us to attract and retain an experienced and effective management team whose combined knowledge of our business and the fashion footwear and accessories industries has proved extremely valuable in delivering results for our stockholders. The Compensation Committee and the Board of Directors believe that our compensation programs and practices as articulated in the Compensation Discussion and Analysis section of this Proxy Statement effectively implement our philosophy of aligning compensation to stockholder interests and that the compensation received by our Named Executive Officers in the 2019 Fiscal Year reflects and supports such philosophy and goal and is commensurate with our performance and strategic position. We will continue to review and modify our executive compensation programs to address evolving best practices and changing regulatory requirements.

We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure contained in this Proxy Statement, all of which describe and explain in detail the compensation of our Named Executive Officers in the 2019 Fiscal Year.

The following resolution is submitted for stockholder approval:

RESOLVED, that the stockholders of Steven Madden, Ltd. (the “Company”) approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers of the Company as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the Summary Compensation Table and related tabular disclosure and narrative discussion regarding compensation of Named Executive Officers under the caption “Executive Compensation” contained in the Company’s Proxy Statement dated April 6, 2019.

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This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation programs and practices described in this Proxy Statement. While this advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is required by Section 14A of the Exchange Act, it is not binding on our Board of Directors and may not be construed as overruling any decision by the Board of Directors or the Compensation Committee. However, we value the opinions of our stockholders. To the extent there is a significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will consider the outcome of the vote when considering future compensation arrangements and evaluate whether any actions are necessary to address the stockholders’ concerns.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the resolution approving the overall compensation of the Named Executive Officers for the 2019 Fiscal Year.

OTHER MATTERS

At the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the accompanying proxy will have discretionary authority to vote the shares that they represent.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

STEVEN MADDEN, LTD.

April 6, 2020	By:
Arvind Dharia
Secretary
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ANNEX A - RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

The within Proxy Statement provides our financial results both in accordance with generally accepted accounting principles in the United States (“GAAP”) and using certain non-GAAP financial measures. In particular, the Proxy Statement provides our historic net income and income per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. We use non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which we conduct and view our business. Additionally, we believe the information assists investors in comparing our performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP.

Reconciliation of Net Income and Diluted Income Per Share (GAAP Basis) to Adjusted Net Income and Adjusted Diluted Income Per Share (Non-GAAP Basis)

	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
GAAP net income attributable to Steven Madden, Ltd.	$141,311	$129,136

After-tax impact of expense in connection with provision for legal settlement and related fees	3,016	2,135

After-tax impact of expense in connection with early lease termination charges and the impairment of lease right of use assets	4,063	343

After-tax impact of expense in connection with the termination of a joint venture	204	—

After-tax impact of expense in connection with the acquisitions of GREATS and BB Dakota	839	—

After-tax impact of expense in connection with divisional headquarters relocation	501	—

After-tax impact of the net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	(1,399)	—

After-tax impact associated with the impairment related to the Brian Atwood trademark	3,033	—

Tax expense in connection with deferred tax and other tax adjustments	2,590	—

After-tax impact of expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	—	1,536

After-tax impact of expense in connection with a warehouse consolidation	—	914

After-tax impact of impairment preferred interest in Brian Atwood Italia Holding, LLC	—	1,028

After-tax impact of bad debt expense and write-off of an unamortized buying agency support payment agreement associated with the Payless ShoeSource bankruptcies	8,602	11,481
Tax expense resulting from the Tax Cuts and Jobs Act transition tax and taxing authorities audit and prepaid tax adjustments related to prior years	—	$11,136

Adjusted net income attributable to Steven Madden, Ltd.	$162,760	$157,710

GAAP diluted income per share	$1.69	$1.50
Adjusted diluted income per share	$1.95	$1.83

Diluted shares	83,646	86,097

STEVE MADDEN STEVEN MADDEN, LTD. ATTN: ARVIND DHARIA 52-16 BARNETT AVENUE LONG ISLAND CITY, NY 11104

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D10014-P34277 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STEVEN MADDEN, LTD.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐

Nominees:

01)	Edward R. Rosenfeld	06)	Ravi Sachdev
02)	Al Ferrara	07)	Thomas H. Schwartz
03)	Mitchell S. Klipper	08)	Robert G. Smith
04)	Rose Peabody Lynch	09)	Amelia Newton Varela
05)	Peter Migliorini

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.				TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.		☐	☐	☐

3.				TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE EXECUTIVE COMPENSATION DESCRIBED IN THE STEVEN MADDEN, LTD. PROXY STATEMENT.		☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2019 Annual Report on 10-K are available at www.proxyvote.com.

D100015-P34277

STEVEN MADDEN, LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES NEXT TO EACH OF THE PROPOSALS

The undersigned stockholder(s) of Steven Madden, Ltd. (the “Company”) hereby appoint(s) Edward R. Rosenfeld and Arvind Dharia, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York at 10:00 a.m., local time, on May 22, 2020 and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on March 30, 2020, in accordance with the directions indicated herein.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NINE (9) NOMINEES NAMED IN ITEM 1, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2020, AND (3) FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION DESCRIBED IN THE COMPANY’S PROXY STATEMENT. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side